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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant X
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNOVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2002

To the Shareholders of UNOVA, Inc.:

        We will hold the Annual Meeting of Shareholders of UNOVA, Inc., a Delaware corporation, at 1:00 p.m. Pacific Daylight Saving Time on Tuesday, May 7, 2002, at the Woodland Hills Hilton Hotel and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California, for the following purposes:

  •
  To elect two Class I directors for a three-year term;

  •
  To consider a proposal to approve the UNOVA, Inc. 2002 Director Stock Option and Fee Plan;

  •
  To consider a proposal to approve certain amendments to the UNOVA, Inc. Management Incentive Compensation Plan; and

  •
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        You must be a shareholder of record at the close of business on March 8, 2002, to be entitled to receive notice of the 2002 Annual Meeting and to vote at the meeting.

        You are urged to vote your shares promptly, whether or not you expect to attend the meeting in person. You can vote (1) directly on the Internet, (2) directly by toll-free telephone call to 1.800.435.6710 from the U.S. or Canada, or (3) by proxy by signing and mailing the proxy in the enclosed envelope. Specific instructions to be followed in order to vote on the Internet or by telephone are set forth on the enclosed proxy.

By order of the Board of Directors,

Daniel S. Bishop Senior Vice President, General Counsel and Secretary

March 27, 2002
Woodland Hills, California

i

UNOVA, Inc.
21900 Burbank Boulevard
Woodland Hills, California 91367-7456
818.992.3000

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

*  Information About Attending the Meeting.

        Our Annual Meeting of Shareholders will be held on Tuesday, May 7, 2002, at the Woodland Hills Hilton Hotel and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California, at 1:00 p.m. Pacific Daylight Saving Time. All shareholders of record as of March 8, 2002, may attend and vote at the Annual Meeting. Shareholders whose stock is held in the name of a broker or other nominee may be asked to submit evidence of share ownership (such as a current brokerage account statement) in order to be admitted to the Annual Meeting.

*  Information About this Proxy Statement.

        We sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement provides information that we are required to provide you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares. We began mailing these proxy materials on or about March 27, 2002, to all shareholders of record at the close of business on March 8, 2002. We will bear the entire expense of soliciting these proxies.

*  Information About Voting.

        You can vote on matters coming before the Annual Meeting by proxy, directly on the Internet or by telephone, or in person by attending the Annual Meeting:

  •
  For both, neither, or one of the nominees for director;

  •
  For or against the approval of the UNOVA, Inc. 2002 Director Stock Option and Fee Plan;

  •
  For or against the approval of certain amendments to the UNOVA, Inc. Management Incentive Compensation Plan.

        If you vote by proxy, you can vote by marking the appropriate boxes, signing, dating, and returning the enclosed proxy. If you do this, the individuals named on the form of proxy will represent you at the Annual Meeting as your proxies, and they will vote your shares in the manner you indicate.

        If you do not mark the boxes on your proxy with respect to any or all matters being voted upon, your proxies will vote your shares FOR the election of the two nominees for director, FOR the approval of the UNOVA, Inc. 2002 Director Stock Option and Fee Plan, and FOR the approval of certain amendments to the UNOVA, Inc. Management Incentive Compensation Plan.

        This year most shareholders will also be able to vote electronically over the Internet or by telephone. Please see the instructions included on your proxy if you are interested in voting by one of these methods.

        The Board of Directors anticipates that both of the nominees for Class I directors will be available to serve on the Board and, except for the other items of business described in this proxy statement, does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting or either of the nominees for director is unable to serve or for good cause declines to serve, your proxies will have discretionary authority to vote on such matters.

        If you wish to vote in person, you may attend the Annual Meeting and may vote any shares of which you are the record owner. In that case any earlier proxy you may have returned will be considered to be revoked. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy bearing a later date, in either case to Mellon Investor Services LLC, Attention: Norma Cianfaglione, 600 Willowtree Road, Leonia, New Jersey 07605. If you vote by telephone or on the Internet and wish to change your vote, you should call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote.

        In addition to solicitation by mail, certain of our officers and other employees, not specially employed for this purpose, may solicit proxies, without additional remuneration for these services, by personal interview, mail, telephone, facsimile transmission, or electronic mail. We have retained Georgeson Shareholder Communications Inc. to assist us in the solicitation for a fee of $6,500 in addition to reimbursement by us of the related out-of-pocket expenses and disbursements of that firm. We will also reimburse brokerage firms, banks, and other holders of record for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners of our common stock or otherwise in connection with this solicitation of proxies.

*  Information About Votes Necessary for Action to be Taken.

        As of March 8, 2002, there were 58,096,241 shares of our common stock issued and outstanding. The common stock is the only outstanding class of securities entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on March 8, 2002, will be entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of the shares outstanding on that date is necessary to have a quorum allowing us to conduct business at the Annual Meeting.

        The following votes are required to approve each matter to be considered at the Annual Meeting:

  •
  A plurality of all the votes cast for directors will elect two directors for a three-year term at the Annual Meeting. This means that the two nominees for director with the most votes will be elected.

  •
  The affirmative vote by the holders of a majority of the votes present and voting on the matter is required for the approval of the UNOVA, Inc. 2002 Director Stock Option and Fee Plan, for the approval of certain amendments to the UNOVA, Inc. Management Incentive Compensation Plan, and for such other business as may properly come before the meeting.

        The inspector of election appointed for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. You may withhold authority to vote for one or both of the nominees for director and may abstain from voting on any other matter that may come before the meeting. Shares for which authority is withheld or for which abstentions are indicated will be counted as present for purposes of determining whether a quorum is present. Since directors are elected by a plurality of the shares represented in person or by proxy at the meeting, votes withheld will be excluded entirely from the vote and will have no effect. An abstention from voting on any matter other than the election of directors will have the same effect as a negative vote. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter, under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

*  Shareholder List.

        A complete list of shareholders of record on March 8, 2002, will be open for examination by any shareholder for any purpose germane to the meeting during normal business hours at the offices of UNOVA, Inc. at 21900 Burbank Boulevard, Third Floor, Woodland Hills, California, for a period of ten days prior to the meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2002 Annual Meeting, please promptly vote your shares on the Internet, by telephone, or by completing, signing, and dating your enclosed proxy, which is solicited by the Board of Directors, and returning it to us in the enclosed envelope. Regardless of how you vote your proxy, you may revoke your proxy at any time before it is voted at the Annual Meeting.

ITEM ONE:
ELECTION OF DIRECTORS

        Our Board of Directors currently has seven members. Our Board is divided into three classes, with each director normally elected to serve a three-year term and one full class of directors to be elected at each Annual Meeting.

        Stephen E. Frank and Claire W. Gargalli, incumbent Class I directors whose terms are currently scheduled to expire at the 2002 Annual Meeting, have been nominated for reelection as Class I directors for three-year terms.

        In accordance with our Board's policy of mandatory retirement from the Board at the Annual Meeting following a director's 72nd birthday, Paul Bancroft, III, is expected to retire from the Board on May 7, 2002. In view of Mr. Bancroft's retirement, the Board will reduce the number of authorized directors from seven to six effective immediately before the Annual Meeting.

        The following information provides the age, business experience, and Board committee membership as of March 15, 2002, of the nominees for election, as well as information about the directors continuing in office after the Annual Meeting whose terms of office do not expire this year. Both nominees have consented to being named as such in this proxy statement and have agreed to serve if elected. If, as a result of circumstances not presently known, either of such nominees declines or is unable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select, or the number of authorized directors may be further reduced.

Nominees for Class I Directors with Terms to Expire in 2005

        STEPHEN E. FRANK, age 60. Mr. Frank is the retired Chairman, President and Chief Executive Officer of Southern California Edison, a subsidiary of Edison International. He has been a director of UNOVA since 1997, and is Chair of the Audit and Compliance Committee and a member of the Compensation, Governance, and Nominating Committee.

        Mr. Frank was President and Chief Operating Officer of Southern California Edison from 1995 to January 2000, when he assumed the position of Chairman, President and Chief Executive Officer. He retired from these positions on January 1, 2002. Mr. Frank is a director of Washington Mutual, Inc., Associated Electric & Gas Insurance Services Limited, and LNR Property Corporation. He is a member of the Board of Town Hall Los Angeles, the Los Angeles Sports Council, and the Los Angeles Philharmonic Association. He is a member of the Board of Trustees of Claremont McKenna College and is a Trustee of the Autry Museum of Western Heritage.

        CLAIRE W. GARGALLI, age 59. Ms. Gargalli was Vice Chairman of Diversified Search Companies (executive search consultants) from 1990 until her retirement from that position in 1998. She has been a director of UNOVA since 1998 and is a member of the Audit and Compliance Committee and of the Compensation, Governance, and Nominating Committee.

        Ms. Gargalli is a director of Praxair, Inc. and Baker Hughes Incorporated. She is also a trustee of Carnegie Mellon University and of Middlebury College.

Class II Directors Continuing in Office Whose Terms Expire in 2003

        STEVEN B. SAMPLE, age 61. Dr. Sample has been President of the University of Southern California since 1991. He has been a director of UNOVA since 1997, and is a member of the Audit and Compliance Committee.

        From 1982 to 1991, Dr. Sample was President of the State University of New York at Buffalo. He is a director of Advanced Bionics Corporation, the Wm. Wrigley Jr. Company, the Santa Catalina Island Company, the AMCAP Fund, Inc., and the American Mutual Fund, Inc. Dr. Sample is also Chairman of the Association of Pacific Rim Universities, a trustee of the University of Southern California and of the Regenstreif Medical Foundation and Institute, and a director of the American Council on Education.

        WILLIAM D. WALSH, age 71. Mr. Walsh has been Chairman of Sequoia Associates LLC, a private investment firm, since 1998. He has been a director of UNOVA since 1997, and is Chair of the Compensation, Governance, and Nominating Committee.

        Mr. Walsh was previously a General Partner of Sequoia Associates from 1982 to 1998. He is Chairman of Consolidated Freightways Corporation, The Clayton Group, Inc., Ameriscape, Inc., and Craft Acquisition Corp. He is a director of URS Corporation and the American Ireland Fund. Mr. Walsh is also Chairman of the Neurosciences Research

Foundation, Inc., Co-Chair of the Dean's Advisory Board of Harvard Law School, a trustee of Fordham University, and a member of the Board of Overseers, Hoover Institution at Stanford University.

Class III Directors Continuing in Office Whose Terms Expire in 2004

        LARRY D. BRADY, age 59. Mr. Brady has been President of UNOVA since August 2, 1999, and a director since September 29, 1999. He was elected Chief Executive Officer of UNOVA on September 14, 2000, and was elected to the additional office of Chairman of the Board on August 1, 2001.

        Mr. Brady previously served as President of FMC Corporation. He joined FMC in 1978 and held a variety of positions with that company. He was elected a Vice President of FMC in 1984, an Executive Vice President and a director in 1989, and President in 1993.

        Mr. Brady is a director of Pactiv Corporation, a member of the Advisory Board of Northwestern University's Kellogg School of Management, and Vice Chairman of the Board of Trustees of the National Merit Scholarship Corporation.

        JOSEPH T. CASEY, age 70. Mr. Casey is retired Vice Chairman and Chief Financial Officer of Litton Industries, Inc. Mr. Casey has been a director of UNOVA since 1998, and is a member of the Audit and Compliance Committee.

        Mr. Casey served as Vice Chairman and Chief Financial Officer of Western Atlas Inc. from 1994 until his retirement in 1996. He is a director of Baker Hughes Incorporated and Pressure Systems, Inc. Mr. Casey is a member of the Board of Trustees of Claremont McKenna College and of the Don Bosco Technical Institute. He is also a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation.

RECOMMENDATION

        The Board of Directors recommends that you vote FOR the election of Mr. Frank and Ms. Gargalli to our Board of Directors.

INFORMATION CONCERNING THE BOARD

Meetings and Committees of the Board.

        The Board of Directors of UNOVA met eleven times during 2001 (four times by telephone) with an average attendance record of 94%. The Board also acted on two occasions by unanimous written consent. Each director attended more than 90% of the aggregate number of Board meetings and of meetings of committees of the Board on which that director served during 2001. The Board has the two standing committees described below. Membership on these committees is indicated in the preceding biographical information. In addition, Paul Bancroft, III (who is not standing for re-election to the Board), is a member of the Compensation, Governance, and Nominating Committee.

        Audit and Compliance Committee.    The Audit and Compliance Committee consists of four nonemployee directors. The Board of Directors has determined that under the rules of the New York Stock Exchange, all of the members of the Committee are independent. The Committee, which met seven times in 2001 (three times by telephone), reviews and discusses with the outside auditors and with management the scope and results of the audit by UNOVA's outside auditors, including the audited consolidated financial statements, the activities of UNOVA's internal auditors, and the adequacy of UNOVA's system of internal controls and procedures. The Committee proposes the appointment of the outside auditors, subject to approval by the Board, and approves fees paid for auditing services and any significant nonaudit services rendered by such auditors.

        The Audit and Compliance Committee reviews the implementation of and monitors compliance with UNOVA's Standards of Conduct and evaluates the Reportable Transactions and Conflicts of Interest Questionnaires completed by certain employees to determine if possible conflicts of interest exist or possible violations of corporate policy have occurred. The Committee also considers other possible conflict of interest situations brought to its attention and makes appropriate recommendations concerning these situations.

        During 2001, the Board of Directors reviewed the charter for the Audit and Compliance Committee, which it adopted in 2000 (and which was set forth as an exhibit to our 2001 proxy statement), and determined that no revisions or additions to that charter were necessary or appropriate.

        Compensation, Governance, and Nominating Committee.    The Compensation, Governance, and Nominating Committee is presently composed of four nonemployee directors. This Committee was originally known as the Compensation Committee and assumed its nominating function in May 2001 and its governance function in November 2001.

        The Committee recommends to the Board policies for executive compensation and approves the remuneration of all our officers. The Committee administers our employee stock incentive plans, cash bonus plans, incentive loan program, Employee Stock Purchase Plan, and certain other compensation and retirement arrangements.

        In connection with its corporate governance function, the Committee reviews and recommends to the Board practices and procedures relating to matters of corporate governance, including the evaluation and recommendation of criteria for membership on the Board, and the composition and structure of the Board and its Committees. The Committee also reviews management succession plans and compensation for Board service.

        The Committee's nominating function comprises the consideration of the qualifications of persons brought to the Committee's attention for election to fill vacancies that may occur in the Board of Directors from time to time. The Committee will consider persons recommended by our shareholders for election to our Board. The name and qualifications of any such person should be submitted to our Secretary at our address indicated on the first page of this proxy statement, including evidence of such person's willingness to serve as a director.

        In 2001 the Committee met five times (once by telephone) and acted four times by unanimous written consent.

Directors' Compensation and Retirement Policies.

        Mr. Brady is the only director who is also an employee of UNOVA. He is not paid any fee or additional remuneration for service as a member of the Board, and he is not a member of any Board committee.

        Directors who are not employees of UNOVA are entitled to receive an annual fee for Board service of $30,000 and an attendance fee of $2,000 for each meeting of the Board and for each meeting of a committee of the Board attended. Each nonemployee director who serves as Chair of a Board committee is entitled to receive an additional annual fee of $4,000. Directors are reimbursed for travel and other expenses incurred for the purpose of attending meetings of the Board and its committees.

        Information regarding stock options, which are routinely granted to nonemployee directors, the payment of directors' fees in stock or stock options, and the right of directors to defer all or a portion of such fees is described below on pages 29-32 under the caption "Item Two: Approval of the 2002 Director Stock Option and Fee Plan."

        The Board of Directors has adopted a policy establishing the mandatory retirement date of each director as the date of the next Annual Meeting of our shareholders following his or her 72nd birthday.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Management

        The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, by each director, each present executive officer named in the Summary Compensation Table on page 12, and all of our directors and executive officers as a group as of March 15, 2002. Except as otherwise indicated, and except to the extent that transfer of shares of restricted stock is prohibited prior to the vesting of the shares, each individual named (1) has sole investment and voting power with respect to the securities shown or (2) shares investment and/or voting power with the individual's spouse. The address of each person listed in the table below is c/o UNOVA, Inc., 21900 Burbank Boulevard, Woodland Hills, California 91367-7456.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class

Paul Bancroft, III	154,291		*

Daniel S. Bishop	128,088	(b)	*

Larry D. Brady	825,902	(c)	1.4%

Joseph T. Casey	137,564	(d)	*

Stephen E. Frank	74,504	(e)	*

Claire W. Gargalli	34,500		*

James A. Herrman	80,501		*

Michael E. Keane	409,248	(f)	*

Thomas O. Miller	182,402		*

Steven B. Sample	40,852	(g)	*

William D. Walsh	266,112	(h)	*

All directors and executive officers (13 persons)	2,366,212	(i)	4.0%

*
Less than 1%.

(a)
Includes shares of our common stock subject to outstanding options which were exercisable on March 15, 2002, or become exercisable within 60 days thereafter, as follows: Mr. Bancroft, 32,500 shares; Mr. Bishop, 20,000 shares; Mr. Brady, 50,000 shares; Mr. Casey, 32,500 shares; Mr. Frank, 32,500 shares; Ms. Gargalli, 32,500 shares; Mr. Herrman, 59,000 shares; Mr. Keane, 173,000 shares; Mr. Miller, 45,000 shares; Dr. Sample, 32,500 shares; Mr. Walsh, 32,500 shares; and all directors and executive officers as a group, 564,200 shares. Also includes the following numbers of shares which will be subject to immediately exercisable options to be granted to certain executive officers on April 15, 2002, in accordance with their elections described below to receive stock options in lieu of cash compensation: Mr. Bishop, 28,332 shares; Mr. Brady, 384,663 shares; Mr. Keane, 94,088 shares; and such group, 603,537 shares. Certain outside directors will also receive stock options in lieu of cash compensation at that time, subject to approval by shareholders of the 2002 Director Stock Option and Fee Plan at the 2002 Annual Meeting, but the number of these stock options is not presently determinable.

(b)
Includes 48,500 shares held by The UNOVA Foundation (the "Foundation"). See note (i) below.

(c)
Includes 48,500 shares held by the Foundation. See note (i) below.

(d)
Includes 29,801 shares of common stock credited as a bookkeeping entry to Mr. Casey's deferred account under the Director Stock Option and Fee Plan. Also, includes 10,000 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 10,000 shares and may thus be deemed to beneficially own such shares for certain purposes within the meaning of applicable SEC regulations.

(e)
Includes 35,004 shares of common stock credited to Mr. Frank's deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan.

(f)
Includes 48,500 shares held by the Foundation and 31,475 shares held by the UNOVA Master Pension Trust. See note (i) below.

(g)
Includes 7,852 shares of common stock credited to Dr. Sample's deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan.

(h)
Includes 7,712 shares of common stock credited to Mr. Walsh's deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan.

(i)
Includes 48,500 shares of common stock held by the Foundation. Voting power and investment power with respect to these shares are exercised by the Foundation's officers, who are elected by the directors of the Foundation. The Foundation's directors are designated by, and may be removed by, the Board of Directors of UNOVA. The officers of the Foundation, who are presently Messrs. Bishop, Brady, and Keane, have sole voting and investment power with respect to such shares of common stock held by the Foundation. Thus, such individuals may be deemed to beneficially own such shares for certain purposes within the meaning of the SEC regulations referred to above. Also includes 31,475 shares of common stock held by the UNOVA Master Pension Trust, a trust organized to hold the assets of certain qualified U.S. pension plans. Voting and investment power with respect to these shares is exercised by a committee appointed by the Board of Directors comprising Mr. Keane and two additional officers of UNOVA.

By Others

        The following table sets forth each person or entity that as of December 31, 2001, reported beneficial ownership of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Unitrin, Inc. One East Wacker Drive Chicago, IL 60601	12,657,764(a	)	21.8%

John Hancock Financial Services, Inc., et al. John Hancock Place P.O. Box 111 Boston, MA 02117	4,122,580(b	)	7.1%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,934,800(c	)	6.8%

Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94104	3,355,167(d	)	5.8%

(a)
Unitrin, Inc. ("Unitrin") has reported in a filing on Schedule 13D under the Securities and Exchange Act of 1934 (the "Exchange Act") that these shares are owned by two of its subsidiaries, Trinity Universal Insurance Company (5,711,449 shares) and United Insurance Company of America (6,946,315 shares). Unitrin and each of these subsidiaries reported that each such subsidiary shared with Unitrin the power to vote and dispose of the shares so owned. Based upon the foregoing, Unitrin may be deemed to be the indirect beneficial owner of such 12,657,764 shares under applicable SEC regulations. For a description of certain transactions involving UNOVA and Unitrin, see the information under the caption "Certain Relationships and Related Transactions" on page 35 below.

(b)
In a filing on Schedule 13G under the Exchange Act, John Hancock Financial Services, Inc. and four of its direct or indirect subsidiaries reported that John Hancock Advisers, LLC held sole power to vote and dispose of 4,122,580 shares pursuant to advisory agreements with various institutional holders. The John Hancock Small Cap Value Fund held 3,772,900 of such shares.

(c)
In a filing on Schedule 13G under the Exchange Act, Dimensional Fund Advisors Inc. reported that it held sole voting power and sole dispositive power with respect to 3,934,800 shares. Dimensional Fund Advisors Inc., a registered investment advisor, stated that these shares were owned by various advisory clients.

(d)
In a filing on Schedule 13G under the Exchange Act, Dodge & Cox stated that it held sole power to vote 3,184,717 shares, shared the power to vote 37,100 shares, and held the sole power to dispose of 3,355,167 shares. Dodge & Cox has reported that such shares are beneficially owned by clients of such firm, including investment companies, employee benefit plans, pension funds, endowment funds, and other institutional holders.

INFORMATION REGARDING EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth information for the periods indicated concerning compensation paid to the Chief Executive Officer and the four other executive officers of UNOVA as of December 31, 2001, who received the highest compensation for services rendered to UNOVA with respect to 2001. The principal positions listed in the table are those held by the individuals named in the table at the end of 2001, except for Alton J. Brann, who retired as Chairman of the Board of UNOVA on July 31, 2001. We have included information concerning Mr. Brann's compensation in the table since he would have been one of our five most highly compensated executive officers had he been employed at year-end. The six individuals named in the table are sometimes referred to in this proxy statement as the "Named Executive Officers."

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(a)		Bonus ($)(b)		Restricted Stock Awards ($)(c)		Securities Underlying Options (#)(d)		All Other Compensation ($)(e)

Larry D. Brady Chairman of the Board, President and Chief Executive Officer since August 1, 2001	2001 2000 1999	$620,220 600,028 242,308		$189,664 -0- 600,000	(f) (g)	$ $	440,754 1,407,488	189,663 250,000 430,000	(f) (h)	$13,850 284,997 53,301

Michael E. Keane Senior Vice President and Chief Financial Officer	2001 2000 1999	$327,491 315,000 307,500		$140,206 -0- 108,240	(i)		$61,504	60,088 125,000 60,000	(i) (h)	$9,664 79,100 8,832

Daniel S. Bishop Senior Vice President, General Counsel and Secretary	2001 2000 1999	$272,500 257,500 62,500		$113,330 -0- 70,000	(j)		$107,629	28,332 100,000 105,000	(j) (h)	$13,850 1,850 54,421

James A. Herrman Senior Vice President; Group Executive for the Lamb operations of Industrial Automation Systems	2001 2000 1999	$280,769 246,012 174,798		$70,597 53,097 166,408			$41,008	-0- 115,000 45,000	(k)	$15,310 84,758 1,800

Thomas O. Miller Vice President; Executive Vice President of our subsidiary Intermec Technologies Corporation	2001 2000 1999	$272,595 255,769 220,000		$47,388 17,709 87,872			$651,250	-0- 70,000 55,000	(l)	$13,740 10,027 39,300

Alton J. Brann Chairman of the Board until July 31, 2001	2001 2000 1999	$443,839 735,020 735,020	(m)	$271,453 -0- 323,409	(m)			-0- -0- 100,000		$7,236 8,315 8,704

(a)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), or otherwise deferred.

(b)
We offered our officers the opportunity to receive up to 50% of the bonus they were awarded for 2001 (and paid in 2002) in the form of options to purchase our common stock. For each $1.00 of bonus the officer elected to receive in this form, the officer will receive on April 15, 2002, an option to purchase one share of our common stock at its fair market value on that date. Amounts of cash and stock options to be received as bonuses are set forth in the columns entitled "Bonus ($)" and "Securities Underlying Options (#)," as applicable. These options will be immediately vested and fully exercisable upon their grant. If not exercised, they will expire five years after their grant date.

(c)
On August 24, 2001, we made an offer to employees who held certain stock options granted during the period from June 1, 1999, to May 31, 2000, to exchange these stock options for shares of our restricted stock (the "Voluntary Exchange Program") at an exchange ratio of one share of restricted stock for each four shares subject to options exchanged. The exchange ratio was based on a Black-Scholes valuation of the relevant options, which was further reduced to minimize the potential dilutive effect of the Voluntary Exchange Program to our shareholders generally. All exchanges of options for shares of our restricted stock under the Voluntary Exchange Program were consummated on October 8, 2001. The restricted share values reported in the table above for fiscal 2001 include the following shares issued in the Voluntary Exchange Program at $4.10 per share (the fair market value of our common stock on October 8, 2001): Mr. Brady, 107,501 shares; Mr. Keane, 15,001 shares; Mr. Bishop, 26,251 shares; Mr. Herrman, 10,002 shares; and Mr. Miller, 12,500 shares. The value reported also includes 110,193 shares of restricted stock issued to Mr. Miller on July 11, 2001, at $5.445 per share. At December 31, 2001, the value of the aggregate restricted stock holdings of such persons, valued at $5.80 per share (the closing price of our common stock on the New York Stock Exchange composite tape on that date), was as follows: Mr. Brady, 144,030 shares with an aggregate value of $835,374; Mr. Keane, 15,001 shares with an aggregate value of $87,006; Mr. Bishop, 26,251 shares with an aggregate value of $152,256; Mr. Herrman, 10,002 shares with an aggregate value of $58,012; and Mr. Miller, 122,693 shares with an aggregate value of $711,619. The restricted shares described above, which were issued in connection with the Voluntary Exchange Program or otherwise, vest over a period of three years from the date of grant. If employment terminates because of disability or death, the restricted stock will continue to vest. If employment is terminated for any other reason, unvested awards will be forfeited. Unvested restricted stock will immediately vest upon a Change of Control (as defined below under the caption "Change of Control Employment Agreements"). Dividends, if any, are required to be paid on the restricted shares reported in the table above. The amount shown in the restricted stock column of the table for Mr. Brady for 1999 is the fair market value of restricted stock on the date of its grant to Mr. Brady, August 2, 1999. As amended, the agreement relating to these shares is substantially identical to that governing shares issued in the Voluntary Exchange Program. Restrictions on 36,529 of such shares granted to Mr. Brady will expire on August 2, 2002. Restrictions on the other shares issued to Mr. Brady lapsed in 2000 and 2001.

(d)
Includes shares subject to options which were exchanged by the holders in the Voluntary Exchange Program. See notes (h), (k), and (l).

(e)
Included in this column for 2001 are the following: (i) present value costs of our portion of the 2001 premium for split-dollar life insurance for Mr. Keane of $1,011, for Mr. Herrman of $1,280, for Mr. Miller of $852, and for Mr. Brann of $2,605; (ii) the amount of $2,781 representing premiums paid by us with respect to the participation of Mr. Brann and his dependents in our Executive Medical Plan; (iii) the amount of $213 representing interest imputed and taxable to Mr. Keane in connection with his participation in our executive incentive loan program; (iv) our matching contributions of $1,850 made to the respective accounts of the Named Executive Officers under our 401(k) plan; (v) the amount of $8,400 paid to Mr. Miller by Intermec pursuant to an executive flexible benefits plan; and (vi) cash automobile allowances of $12,000 paid to Mr. Brady, $12,000 paid to Mr. Bishop, $12,180 paid to Mr. Herrman, $7,000 paid to Mr. Brann, and the imputed value of $6,590 of a company automobile provided to Mr. Keane.

(f)
Mr. Brady received a cash bonus of $189,664 and will receive options to purchase 189,663 shares of our common stock on April 15, 2002. See note (b) above.

(g)
Represents a bonus paid to Mr. Brady upon commencement of his employment by UNOVA as an inducement to accept such employment.

(h)
The options to purchase the shares shown in this column for 1999 were exchanged for restricted stock under the Voluntary Exchange Program.

(i)
Mr. Keane received a cash bonus of $140,206 and will receive options to purchase 60,088 shares of our common stock on April 15, 2002. See note (b) above.

(j)
Mr. Bishop received a cash bonus of $113,330 and will receive options to purchase 28,332 shares of our common stock on April 15, 2002. See note (b) above.

(k)
Options to purchase 40,000 of the shares shown in this column for 1999 were exchanged by Mr. Herrman for restricted stock under the Voluntary Exchange Program.

(l)
Options to purchase 50,000 of the shares shown in this column for 1999 were exchanged by Mr. Miller for restricted stock under the Voluntary Exchange Program.

(m)
Represents salary paid to Mr. Brann for the period from January 1, 2001 through July 31, 2001, the date of his retirement as our Chairman of the Board. The bonus amount shown was based on the full year's bonus for which Mr. Brann qualified adjusted to reflect the portion of the year he served as our Chairman, which was seven months.

STOCK OPTION INFORMATION

        During 2001, none of the Named Executive Officers was granted any option to purchase shares of our common stock that would ordinarily be granted as part of an ongoing program of annual stock option grants. However, Messrs. Brady, Keane, and Bishop elected to receive the number of options shown in the "Securities Underlying Options (#)" column of the Summary Compensation Table for 2001 in lieu of a portion of their bonuses for 2001. Since these options will not be granted until April 15, 2002, their exercise price and grant date value cannot be determined at this time.

        Although none of the Named Executive Officers exercised any stock option during 2001, the following table indicates the number and value of stock options held by each of the Named Executive Officers at December 31, 2001.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2001 (#)		Value of Unexercised In-the-Money Options at December 31, 2001 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Larry D. Brady	-0-	-0-	50,000	200,000	$80,500	$322,000

Michael E. Keane	-0-	-0-	173,000	157,000	40,250	161,000

Daniel S. Bishop	-0-	-0-	20,000	80,000	32,200	128,800

James A. Herrman	-0-	-0-	58,000	97,000	32,200	128,800

Thomas O. Miller	-0-	-0-	44,000	71,000	22,540	90,160

Alton J. Brann(a)	-0-	-0-	-0-	-0-	-0-	-0-

(a)
Upon his retirement as Chairman of the Board on July 31, 2001, Mr. Brann surrendered to us options to purchase 725,000 shares of our common stock previously granted to him in consideration of our agreement to provide him with certain enhanced benefits under a Supplemental Executive Retirement Agreement between Mr. Brann and us as described below under the caption "Retirement Benefits."

        All options shown in the table were granted at the fair market value on the date of grant under the UNOVA, Inc. 1997 Stock Incentive Plan, 1999 Stock Incentive Plan, or 2001 Stock Incentive Plan, all of which were approved by the shareholders at prior Annual Meetings. UNOVA has not granted stock options under any plan or arrangement not approved by our shareholders.

        In addition to options to purchase UNOVA common stock, Michael E. Keane held options ("Litton Options") during a portion of 2001 to purchase shares of the common stock of Litton Industries, Inc. ("Litton") granted to him prior to the spinoff of Western Atlas Inc. (the predecessor of UNOVA, herein called "Western Atlas") by Litton in 1994 (the "Litton Spinoff") and adjusted in accordance with a formula into options to purchase shares of both Western Atlas and Litton at the time of the Litton Spinoff. For purposes of vesting and exercisability of the Litton Options, service with UNOVA was regarded as service with Litton.

        During 2001 Mr. Keane exercised Litton Options to purchase 5,000 shares of Litton common stock for which he realized a gain of $309,646. This value represents the difference between the exercise price and the fair market value of the Litton common stock on the date of exercise. In addition, as a result of the merger of Litton and a subsidiary of Northrup Grumman Corporation during April 2001, and as provided in the merger agreement relating to that transaction, Mr. Keane received cash in the amount of $275,600 as of the effective date of the merger in payment of the amount attributable to his holding of 4,000 Litton Options, representing the excess of the merger proceeds over the option price.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

        We have entered into change of control employment agreements with Messrs. Brady, Brann, Keane, Bishop, Herrman, and Miller and certain additional officers (collectively, the "Agreements"). The Agreements become effective only upon the occurrence of a Change of Control, which includes substantially those events described below. Absent a Change of Control, the Agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits.

        Generally, under the Agreements, a Change of Control is deemed to have occurred if: (a) a majority of the Board becomes composed of persons other than persons for whose election proxies have been solicited by the Board, or other than persons who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of our outstanding voting stock, other than as a result of our repurchase of our voting stock; (c) the approval by our shareholders of a merger, reorganization, consolidation with another party (other than certain limited types of mergers), or sale or other disposition of all or substantially all of our assets; or (d) our shareholders approve our liquidation or dissolution.

        The Agreements generally provide that for three years after a Change of Control, there will be no adverse change in the executive's salary, bonus opportunity, benefits, or location of employment. If, during this period following a change of control, we terminate the executive's employment other than for cause, or if the executive terminates his or her employment for good reason (including compensation reductions, demotions, relocation, and excessive travel requirements), or voluntarily during the 30-day period following the first anniversary of a Change of Control which results in a change in the composition of a majority of our Board of Directors (or, if later, the first anniversary of such change in the composition of the Board), the executive is entitled to receive an accrued salary and annual incentive payment through the date of the termination and, except in the event of death or disability, a lump-sum severance payment equal to three times the sum of the executive's base salary and annual bonus (and certain pension, insurance, and other welfare plan benefits). Further, we are required to make an additional payment in such amount so that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no federal excise tax had been imposed. In the event of termination of employment by reason of death or disability or for cause, the Agreements terminate and our sole obligation is to pay any amounts previously accrued under the Agreements.

        Change of control employment agreements with officers at the level of Vice President have terms not as favorable as those described above—for example, the term of employment following a Change of Control is two, rather than three, years.

RETIREMENT BENEFITS

The FSSP and Related Retirement Plan.

        Our basic retirement plan, available to all salaried employees in the United States and in which Messrs. Brady, Keane, Bishop, Herrman, and Miller participate, is the Financial Security and Savings Program (the "FSSP"), a defined contribution plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

        The maximum amount which any of the Named Executive Officers may contribute to the FSSP for any calendar year is limited by provisions of the Code, including a limit on the maximum amount that may be contributed to plans qualified under Section 401(k) of the Code (the "401(k) Maximum Amount"), which was $10,500 for 2001 and is $11,000 for 2002 ($12,000 for employees who have reached the age of 50 by the end of 2002). Deposits in excess of 4% of the participant's covered compensation are invested in one or more investment funds, as designated by the participant, none of which invest in our common stock. We add to the investment fund account of an FSSP participant an amount equal to 50% of the participant's deposits in excess of 4% of his or her covered compensation up to the maximum amount specified in the FSSP. Covered compensation for purposes of the FSSP is aggregate cash compensation including bonuses and commissions. A participant is entitled to receive his or her entire FSSP account, to the extent it has become vested, upon retirement or earlier termination of employment with UNOVA.

        Benefits under the FSSP are intended to supplement benefits under the UNOVA Pension Plan ("UPP"), which is a defined benefit plan. The employee's contribution to the FSSP of up to 4% of his or her covered compensation causes the employee (if eligible to participate in the UPP) to become eligible to accrue benefits under the UPP. In the case of the Named Executive Officers, maximum covered compensation for purposes of determining FSSP retirement benefits is $170,000 for 2001 and $200,000 for 2002 pursuant to provisions of the Code.

        The amount of a participant's annual pension benefit at his or her normal retirement date (generally age 65) under the UPP is the higher of (i) 62% of the participant's deposits to the FSSP up to 4% of covered compensation (during the entire period of his or her employment) or (ii) 85% of such deposits minus 75% of the participant's estimated Social Security primary benefit at age 65 with adjustments in the amount of the benefit to take into account factors such as age at retirement, degree of vesting, and form of benefit selected.

Restoration Plan.

        The limitations in the Code establishing the 401(k) Maximum Amount cause certain participants whose compensation is more than $137,500 ($150,000 in the case of employees who have reached the age of 50 by the end of 2002) to lose employer-provided benefits which they could otherwise have derived from the deposit of a full 8% of their covered compensation to the FSSP. Consequently, we have adopted a noncontributory and unfunded plan (the "Restoration Plan") designed to restore the approximate amount of lost employer-provided benefits to all employees who participate in the FSSP to the fullest extent permitted by the applicable Code provisions but who are unable (as a result of the 401(k) Maximum Amount limitation) to contribute the full 8% of their compensation to the FSSP. Participation in this plan results automatically if the employee is not able to deposit the full 8% of compensation to the FSSP. Such lost employer-provided benefits which are restored under this plan consist of (i) all or part of the 50% matching contribution to the investment fund account of the FSSP participant and (ii) except in the case of Mr. Brady, who has a supplemental retirement agreement with us (as described below), a portion of the full benefit under the UPP if the participant's contributions to the FSSP retirement account are limited to less than 4% of his or her compensation. Amounts that the participant could have deposited to the employee's retirement account but for the 401(k) Maximum Amount limitation and amounts which we would have contributed to his or her investment fund account are projected with interest to the participant's normal retirement date. Based upon these amounts, the participant's lost benefits from the UPP and lost employer contributions to the investment fund are determined and converted to, and payable upon the participant's retirement as, a single life annuity if the participant is unmarried at such time or as a 100% joint and survivor annuity if the participant is then married. No retirement benefit is payable under the Restoration Plan until the retired employee has reached the age of 62.

Supplemental Executive Retirement Plan.

        We also maintain a Supplemental Executive Retirement Plan (the "SERP") to provide additional retirement benefits to selected officers and other key employees designated by the Compensation, Governance, and Nominating Committee upon the recommendation of the Chief Executive Officer.

  •
  The SERP is noncontributory and unfunded.

  •
  Covered compensation under the SERP is cash compensation (including deferred salary) and bonuses including any amount of cash compensation which a participant elects to forego in order to receive shares of our common stock or options to purchase our common stock. Covered compensation does not include extraordinary items such as compensation recognized upon exercise of employee stock options or bonuses paid for the accomplishment of a particular non-ordinary course transaction or circumstance.

  •
  The SERP provides certain benefits in the event of the death or disability of the participant as well as special survivors' benefits payable to specified beneficiaries upon the occurrence of the death of the participant prior to age 62 while employed by us.

  •
  In the event of a Change of Control, a participant in the SERP will be entitled to a lump sum payment of the retirement benefit which would have been payable to the participant at the later of the age of 62 or the actual age of the participant at the time of the Change of Control, unless the committee that administers such arrangement determines to defer the payment of this amount.

        Messrs. Keane, Bishop, Herrman, and Miller participate in the SERP. A participant in the SERP does not ordinarily vest in a retirement benefit until the participant has reached the age of 60 and has completed 15 years of service, and the participant may not ordinarily begin receiving a retirement benefit until the participant has reached age 62. Under this plan a participant's annual retirement benefit is the actuarial equivalent, as of the age of the participant at retirement, of the following computation: (a) 1.6% of "average earnings" of the participant up to $125,000 (which amount is adjusted annually for inflation and was $152,520 at January 1, 2002) plus (b) 2.2% of "average earnings" in excess of such amount, the sum of (a) plus (b) then being multiplied by the participant's number of years of service (not to exceed 25). Average earnings for purposes of this plan is the average amount of covered compensation received or deemed to have been received by the participant in the 3 periods of 12 consecutive months in which the participant's compensation was highest during the final 120 months of the participant's employment.

        There will be offset from the annual retirement benefit computed in accordance with the previous paragraph the amount of benefits which the participant earned or could have earned under other retirement plans we sponsored (the "Offset Amount") calculated as follows: the annual benefit payable under the UPP that represents the portion of the benefits under the UPP deemed to have been provided by the employer's (as opposed to the employee's) contributions plus any annual benefit under the Restoration Plan. The Offset Amount is based on the benefits which would have been received by the employee if he or she was eligible to participate and had participated at all times in the UPP to the maximum extent permitted (regardless of the degree of actual participation). The amount of the participant's Social Security primary benefit at age 65 is also included in the Offset Amount.

        For purposes of the SERP, as of March 15, 2002, Mr. Keane had 20 credited years of service, Mr. Bishop had 24 credited years of service, Mr. Herrman had 12 credited years of service, and Mr. Miller had 19 credited years of service.

        The following table indicates the approximate combined annual retirement benefit which would be received by a participant in the SERP representing the sum of: (a) the employer- provided benefit under the UPP; (b) the benefit under the Restoration Plan; and (c) the benefit under the SERP based on retirement at age 65, full participation at all relevant times in the UPP, and election of a benefit in the form of a single life annuity. The amounts shown in this table would be reduced by the amount of the participant's Social Security benefit.

Pension Plan Table

	Years of Service
"Average Earnings"	15	20	25 or more

$ 400,000	$119,177	$158,903	$198,629

600,000	185,177	246,903	308,629

800,000	251,177	334,903	418,629

1,000,000	317,177	422,903	528,629

1,200,000	383,177	510,903	638,629

Supplemental Retirement Agreement with Larry D. Brady.

        The intent of the Supplemental Retirement Agreement between us and Larry D. Brady is that he will receive substantially the same retirement benefit he would have received had he remained in the employ of FMC Corporation. Mr. Brady was President of FMC until he retired from that position in 1999 to join us. Mr. Brady is fully vested in his benefits under this agreement. At retirement, his aggregate benefit from the FMC retirement plans, any employer-provided benefit Mr. Brady may earn under the UPP, any benefit he may receive from the Restoration Plan, and his benefit under the Supplemental Retirement Agreement is intended to be substantially identical to the benefit provided by the formula set forth in the relevant FMC plans. There will be no offset of any Social Security benefit from Mr. Brady's retirement benefit under the Supplemental Retirement Agreement.

        This formula provides that Mr. Brady is entitled to receive an annual benefit of (x) 1% of his Average Earnings up to the Social Security Covered Compensation Base plus (y) 1 1/2% of his Average Earnings in excess of the Social Security Covered Compensation Base multiplied by his years of service at age 65 up to 35 years of service plus (z) 1 1/2% of his Average Earnings multiplied by his expected years of service at age 65 in excess of 35 years of service, with the sum of (x), (y), and (z) being multiplied by the ratio of actual years of service to expected years of service at age 65. Years of service include the period of Mr. Brady's service with FMC. Average Earnings means highest earnings for the 60 consecutive months during the 120-month period prior to the calculation of a retirement benefit. Social Security Covered Compensation Base means the average of the compensation and benefit bases under Section 320 of the Social Security Act for each year in the 35-year period ending with the year in which Mr. Brady attains Social Security retirement age as defined in the Code. If payment of Mr. Brady's retirement benefit under his retirement agreement commences before he has attained the age of 62, the benefit calculated on the basis of the formula set forth above will be reduced at the rate of 4% per year. Mr. Brady had 24 credited years of service at March 15, 2002.

        The following table indicates the approximate combined annual benefit which Mr. Brady would receive representing his aggregate retirement benefits under the FMC and UNOVA plans as described above assuming, his retirement and commencement of benefits under these plans at age 65 and election of a benefit in the form of a single life annuity. A portion of the benefits shown is payable by FMC.

Pension Plan Table

	Years of Service
"Average Earnings"	20	25	30	35

$ 600,000	$174,835	$218,544	$262,253	$305,962

800,000	234,835	293,544	352,253	410,962

1,000,000	294,835	368,544	442,253	515,962

1,200,000	354,835	443,544	532,253	620,962

1,400,000	414,835	518,544	622,253	725,962

Retirement Arrangement for Mr. Brann.

        Upon his retirement as our Chairman of the Board on July 31, 2001, Mr. Brann commenced receiving a combined benefit under the UPP and a Supplemental Retirement Agreement with us in a monthly amount of $44,730, which amount does not include benefits attributable to Mr. Brann's contributions to the FSSP. The amount has been computed in the form of a life annuity for purposes of consistency with the amounts shown in the tables above, although Mr. Brann elected to receive his benefit in the form of a 100% joint and survivor annuity. For purposes of the computation of Mr. Brann's benefit under his Supplemental Retirement Agreement he was deemed by virtue of an agreement with us to have attained the age of 60 at retirement, although he was in fact 59 1/2 on the date of his retirement. The effect of such agreement was to permit Mr. Brann to commence receiving his combined retirement benefit, computed as if he were 60 at his retirement date, commencing on August 1, 2001. The Board of Directors conferred such enhanced benefit on Mr. Brann in view of his lengthy service to us and our predecessor companies and in consideration of his surrendering outstanding options to purchase 725,000 shares of our common stock, as described above under "Stock Option Information."

INCENTIVE LOAN PROGRAM

        As a form of additional incentive for our key employees, we provide loans to certain such employees located in the United States. Under such program, a loan in the aggregate principal amount of $275,000 was outstanding at March 15, 2002, to Michael E. Keane, who is the only executive officer who currently participates in this plan. Loans under this program are unsecured, currently bear interest at the rate of 4% per annum, and are payable on our demand, but, in any event, not later than the earlier of (i) termination of the borrower's employment with us or any of our subsidiaries, or (ii) December 31, 2002. The largest amount of indebtedness of executive officers under such loan program outstanding since December 31, 2000, was $500,000. Charles A. Cusumano, who resigned as a Vice President of UNOVA on April 13, 2001, held a loan of $225,000, which was repaid in accordance with the terms of his note in May 2001.

REPORT OF THE COMPENSATION, GOVERNANCE, AND
NOMINATING COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation, Governance, and Nominating Committee of the Board of Directors of UNOVA, Inc., is composed of four outside directors. We are responsible for, among other duties, developing the policies and procedures regarding compensation of UNOVA officers and key employees and, in the case of corporate officers, setting the amounts of their compensation.

        Our compensation program has three principal elements:

  •
  base annual salary
  •
  annual incentive bonuses based primarily on one or a combination of the following factors:
  •
  the achievement by UNOVA or its relevant operating unit of pre-established performance goals
  •
  the achievement by the individual participant of prescribed corporate objectives
  •
  long-term incentives in the form of stock-based awards comprising stock options or restricted stock

        We may also give UNOVA's employees the opportunity to receive part of their base salary or bonus in the form of UNOVA stock options. We believe that a significant portion of the total compensation of UNOVA's officers and other key employees should remain "at risk," and payment of that compensation should be contingent on the achievement of corporate or individual performance goals. We believe the emphasis on long-term incentives is a good practice in that it aligns executive compensation with shareholder value. We took actions during 2001 to enhance the value of existing long-term incentives as described below in this report.

        We regularly retain a firm of independent compensation consultants to review and make recommendations on UNOVA's overall compensation arrangements for senior officers. During 2001, we asked these consultants to give us information and advice in two areas:

  •
  the base compensation of UNOVA's officers compared with that of individuals performing comparable duties at a peer group of companies
  •
  alternatives being considered to enhance the value of existing long-term incentives in the form of stock option and restricted stock awards

BASE ANNUAL SALARY

        In considering appropriate adjustments to be made to UNOVA's officers' base annual salary for 2001, we considered the executive salary analysis prepared by our independent compensation consultants. We also made our own assessment of the degree to which the officers had succeeded in implementing UNOVA's strategic business and financial objectives. As UNOVA's corporate officers had not received increases in their base compensation for 2000, we believed that it was necessary to carefully consider increases in base compensation to keep UNOVA competitive for executive talent with its peer group of companies.

        Alton J. Brann retired as UNOVA's Chairman on July 31, 2001, and the Board of Directors elected Larry D. Brady, then UNOVA's President and Chief Executive Officer, to the additional position of Chairman. Due to Mr. Brady's additional responsibilities as Chairman and in recognition of his leadership in UNOVA's efforts to reverse negative business operating trends and enhance its financial liquidity, we increased Mr. Brady's salary by $50,000 to $650,000 effective August 1, 2001.

        We also reviewed the performance of UNOVA's other officers and compared their base compensation with the compensation of individuals performing comparable duties at peer companies as reflected in our compensation consultants' report. Based on these factors, in July 2001 we granted increases in the base compensation of all but three of our corporate officers. These increases brought them to the mid-range of compensation levels reflected in our consultants' report. Two of the corporate officers who did not receive increases had received increases earlier in 2001, and the third had received an increase in base compensation upon her promotion to a position as a corporate officer.

ANNUAL BONUSES FOR 2001

        During 2001 all of the executive officers participated in UNOVA's Management Incentive Compensation Plan. This Incentive Plan permits UNOVA to pay annual bonuses to executive officers if UNOVA or its applicable business units achieve certain performance goals. In determining bonus amounts, we may also take into consideration particular achievements of individuals believed to have benefited UNOVA and its shareholders.

        We had previously established a Cash Value Added Program under the Incentive Plan to establish criteria for bonus awards to executive officers. In March 2001, we determined that the CVA Program was not achieving its intended purpose and that we needed to create different performance goals for 2001. We concurred with Mr. Brady's recommendation that in 2001 UNOVA should emphasize the realization of certain events expected to improve UNOVA's liquidity and improve UNOVA's business operating profit in a declining sales environment. Accordingly, we replaced the CVA Program with performance goals targeting the achievement of short-term financial and business objectives relating to profit and working capital. The goals included the achievement of the following objectives:

  •
  Improve liquidity through a series of events such as:
  •
  completion of the planned "reversion" to UNOVA of excess funding of the UNOVA pension trust in accordance with applicable federal regulations
  •
  settlement of certain patent infringement litigation instituted by UNOVA
  •
  sale of certain assets
  •
  working capital reductions
  •
  Profit improvement through cost reduction and profit enhancement
  •
  Improve UNOVA's access to capital markets

        In conjunction with the elimination of CVA as a measure, we approved elimination of the CVA "bonus bank," which required that bonus amounts in excess of target bonuses be retained as a bookkeeping entry in the bonus bank and remain at risk. We approved the payment of all positive balances in the bonus bank over the next two years. We also approved quarterly payments of certain bonus amounts to Incentive Plan participants employed by UNOVA's operating segments if their operating segment achieved its profit performance plan in the preceding fiscal quarter.

        In February 2002 we considered the extent to which UNOVA's executive officers achieved the profit and working capital objectives established for 2001. After reviewing UNOVA's financial reports and management's recommendations, we determined that UNOVA's officers had achieved their performance goals at a level permitting the average payment of 43% of each participant's target bonus with a range of 17% to 71%. Mr. Brady was awarded a bonus based on our evaluation of UNOVA's achievement of the corporate objectives described above. In accordance with our decision to permit the executive officers to elect to receive a portion of their compensation in the form of options as discussed in the last paragraph, Mr. Brady made such an election, resulting in a cash payment of $189,664 and an award of 189,663 options. Awards to the other executive officers named in the Summary Compensation Table are shown in the table. (We prorated Mr. Brann's bonus to reflect his retirement as an executive officer on July 31, 2001.)

Section 162(m) Considerations

        In accordance with our policy previously disclosed to shareholders in proxy statements for prior years, we recognized that the performance goals that we established under the Incentive Plan for 2001 were not among the performance goal criteria previously approved by UNOVA's shareholders. Accordingly, the bonuses awarded with respect to 2001 will not qualify for exemption from the limitation on the deductibility of certain executive compensation prescribed by Section 162(m) of the Internal Revenue Code. However, we determined that the adoption of performance goals more appropriate to UNOVA's near-term financial and business objectives outweighed any resulting potential adverse tax consequences to UNOVA. Nevertheless, in view of existing levels of compensation of UNOVA's executive officers, we believe that the limitations of Section 162(m) will not impair UNOVA's ability to deduct all compensation paid to those executive officers, with the possible exception of Mr. Brady. Since the amount of income Mr. Brady will receive from the vesting of restricted stock is not presently determinable, it is possible that UNOVA might not be able to deduct a portion of Mr. Brady's compensation from sources that are not excluded from the limitations of Section 162(m).

STOCK OPTIONS AND RESTRICTED STOCK

        To assure that a sufficient number of shares would be available for the grant of stock-based awards in an appropriate amount, we recommended the adoption by the Board of the 2001 Stock Incentive Plan. The Board adopted the 2001 Plan, and the shareholders approved the 2001 Plan at the May 2001, Annual Meeting.

        Except for the grant of stock options to an individual who first became an executive officer in 2001, we did not grant employee stock options to any other executive officers in 2001. We decided to defer the annual grant of stock options, ordinarily made in November of each year, until 2002.

        During 2001, we focused our attention on the outstanding employee stock options. We believed that the potential dilution represented by the existence of these options could negatively affect the manner in which investors evaluated UNOVA's prospects and its stock value. Moreover, current levels of overhang limited the future use of options as a management incentive.

        To address these issues, we consulted with our independent compensation consultants and asked for their recommendations. In accordance with their recommendations, we approved a plan to offer UNOVA employees the right to exchange certain options granted in early 1999 through early 2000 for shares of restricted stock. Based on a Black-Scholes valuation of the relevant outstanding options, which we further reduced in order to minimize the potential dilutive effect of this program to UNOVA's shareholders generally, we recommended that holders of relevant options receive one share of restricted stock for each four shares tendered in exchange. One-third of the shares of restricted stock vest each year over three years so long as the individual continues to be an employee.

        The Board authorized the exchange offer, and it was consummated on October 8, 2001. Employees tendered a total of 1,281,500 options, constituting approximately 90% of the eligible options, in exchange for 320,384 shares of restricted stock. Mr. Brady tendered options to purchase 430,000 shares and received 107,501 shares of restricted stock in exchange. As a result of the exchange, 922,867 options previously granted under the 1999 Stock Incentive Plan again became available for future stock-based incentive awards. As part of our continuing program of ensuring the retention of key employees, we awarded to Thomas O. Miller 110,193 shares of restricted stock on July 11, 2001.

CERTAIN COMPENSATION ARRANGEMENTS FOR 2002

        In order to more closely align the interest of UNOVA's officers with those of its shareholders and to further improve cash flow, we decided to permit corporate officers to receive a part of their 2002 compensation in the form of stock options. Accordingly, in December 2001, we authorized executive officers to forego up to 50% of their 2002 base compensation and up to 50% of their 2001 bonuses and to receive in lieu of those amounts options to purchase one share of UNOVA common stock for each one dollar of reduced compensation. The exercise price of these options will be the fair market value of UNOVA's common stock on April 15, 2002, the expected date of grant. The options will be immediately exercisable on that date and will have a five-year term. Mr. Brady elected to reduce his 2002 base compensation by 30% and his 2001 bonus by 50% as reflected in his 2001 bonus award. Accordingly, he will receive options to purchase 195,000 shares of common stock in lieu of $195,000 of salary in 2002. Five other executive officers also elected to reduce the amount of their 2002 base compensation or their 2001 bonus and to receive stock options. Accordingly, we will award options to purchase 218,874 shares to those executive officers in lieu of a total of approximately $218,874 of cash compensation.

THE COMPENSATION, GOVERNANCE, AND NOMINATING COMMITTEE
Dated: March 12, 2002
William D. Walsh, Chair Paul Bancroft, III Stephen E. Frank Claire W. Gargalli

STOCK PERFORMANCE GRAPH

        Set forth on the following page is a line graph comparing the percentage change in the cumulative total shareholder return on our common stock with the cumulative total return of the Standard & Poor's Midcap 400 Index and two composite line-of-business indexes designed to reflect the mix of our business segments for the period beginning October 22, 1997, which was the date "when issued" trading commenced in our common stock on the New York Stock Exchange, and ending December 31, 2001. In prior years the composite line-of-business index was prepared by combining the Standard & Poor's 400 Electrical Equipment Index, believed by management to comprise companies reasonably comparable to our Automated Data Systems businesses, and the Standard & Poor's 400 Manufacturing (Specialized) Index, believed by management to comprise companies reasonably comparable to our Industrial Automation Systems businesses. Standard & Poor's Corporation ceased publishing these two selected indexes as of December 31, 2001. Therefore we have selected two other Standard & Poor's indexes to calculate a representative line-of-business composite index. The Standard & Poor's 1500 Industrial Machinery index comprises companies reasonably comparable to our Industrial Automation Systems businesses. The Standard & Poor's 1500 Electrical Equipment and Instruments index comprises companies reasonably comparable to our Automated Data Systems businesses. Each of these two new indexes is weighted based on relative sales and asset levels of our businesses for 2001, with 57.1% representing the Industrial Automation Systems businesses and 42.9% representing the Automated Data Systems businesses. For comparison, both the old composite index and the new composite index are displayed on the graph. The graph assumes an investment of $100 on October 22, 1997, in our common stock, in the S&P Midcap 400 Index, in the old composite line-of-business index, and in the new composite line-of-business index prepared as described above. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.

	Cumulative Total Return
	10-22-97	12-31-97	12-31-98	12-31-99	12-31-2000	12-31-2001

UNOVA, Inc.	100.00	87.08	96.02	68.87	19.20	30.73

S&P COMPOSITE INDEX	100.00	93.21	103.09	125.21	116.94	155.48

S&P MIDCAP 400 INDEX	100.00	98.83	117.71	135.04	158.68	146.78

NEW S&P COMPOSITE INDEX	100.00	95.78	97.88	128.55	120.95	106.15

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS

        The Board of Directors has adopted a written charter for its Audit and Compliance Committee, which was included as Exhibit A to our 2001 Proxy Statement.

        In accordance with the provisions of our charter, we have (i) reviewed and discussed UNOVA's audited consolidated financial statements for the year ended December 31, 2001 with management, (ii) discussed with UNOVA's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as modified or supplemented, and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," as modified or supplemented, and discussed with Deloitte & Touche LLP their independence from UNOVA.

        As part of our responsibilities under our charter, we reviewed with UNOVA's General Counsel whether there were any legal matters that have had or are likely to have a material impact on UNOVA's financial statements. We also reviewed UNOVA's compliance with the UNOVA Standards of Conduct.

        In addition, we have met with Deloitte & Touche LLP prior to the filing of each of UNOVA's Quarterly Reports on Form 10-Q to discuss the results of their review of the financial information included in those reports.

        In performing our oversight function, we relied upon advice and information received in our discussions with UNOVA's management, internal auditors, and independent auditors. This advice and information was obtained at the seven Committee meetings held during the year at which time we engaged both management and Deloitte & Touche LLP in current discussions. During four of these meetings we met separately with UNOVA's internal auditors and then with Deloitte & Touche LLP. Based on the review and discussions referred to above, we have recommended to the Board of Directors that UNOVA's audited consolidated financial statements for the year ended December 31, 2001 be included in UNOVA's Annual Report on Form 10-K for the same year.

Dated: March 12, 2002

THE AUDIT AND COMPLIANCE COMMITTEE
Stephen E. Frank, Chair Joseph T. Casey Claire W. Gargalli Steven B. Sample

INDEPENDENT ACCOUNTING FIRM INFORMATION

        The Board of Directors, upon the recommendation of its Audit and Compliance Committee, has selected the firm of Deloitte & Touche LLP to serve as our independent auditors for the year 2002. Deloitte & Touche LLP has served as our independent auditors since we became an independent public company in 1997, is familiar with our business and operations, and has offices in most of the countries in which we conduct business.

        Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accounting Firm Fees

        The aggregate fees we paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for audit and nonaudit services for the fiscal year ended December 31, 2001, were as follows:

Audit Fees:

        $1,121,500

Financial Information Systems Design and Implementation Fees:

        None

All Other Fees:

Audit Related Fees	$39,325	(a)
Other Fees	$431,705	(b)

All Other Fees	$471,030

(a)
Includes fees for consents and filings on Forms 8-K and S-8.

(b)
Includes fees for review of tax returns and consultations related to tax matters.

        The Audit and Compliance Committee has considered whether the provision of the services described under "All Other Fees" is compatible with maintaining the independence of Deloitte & Touche and has concluded that the provision of such services is compatible with maintaining their independence.

ITEM TWO:
APPROVAL OF THE 2002 DIRECTOR STOCK OPTION AND FEE PLAN

        We are submitting to our shareholders for approval the adoption by our Board of a new plan dealing with the manner in which we compensate our directors. This plan is intended to comply with the expressed desire of the outside directors that they be permitted to receive more of their compensation in the form of our stock or options to purchase our stock. As our Compensation, Governance, and Nominating Committee said in its report included in this proxy statement, we wish to align the interests of our officers with those of our shareholders, and similarly our Board wishes its own interests to be more closely aligned with those of the shareholders.

        Our 2002 Director Stock Option and Fee Plan (the "2002 Plan") is similar in many respects to the compensation arrangements presently in effect for our directors, but it is expected to increase the portion of the directors' compensation that will be paid in shares of our common stock and allows, in certain cases, the directors to elect to receive stock options in lieu of cash.

        To help you understand the changes we are making in our present arrangement set forth in the Director Stock Option and Fee Plan adopted in 1997 and subsequently amended by the Board (the "1997 Plan"), we are describing the provisions of the 1997 Plan below, and following this summary we describe the changes in that plan which are made by the provisions of the 2002 Plan. Since we will require authorization of additional shares to implement the 2002 Plan, your approval of the 2002 Plan will also authorize us to issue 500,000 additional shares of our common stock to be used to implement the 2002 Plan. The closing price of our common stock on March 15, 2002, was $6.88 per share.

        You should note that the actual amount of the annual retainer and fees for serving as a Committee Chair, as well as the amount of fees paid for Board and Committee meeting attendance, are not fixed by the terms of the 2002 Plan but are determined annually by the Board itself or by the Compensation, Governance, and Nominating Committee pursuant to delegation of this task by the Board. The amount of these fees in effect at this time is set forth above under the caption "Directors' Compensation and Retirement Policies."

DESCRIPTION OF THE 1997 PLAN

        Under the 1997 Plan, any person who joins the Board as a nonemployee director receives options to purchase 25,000 shares of our common stock at the fair market value of such stock on the date of grant, if such person (1) did not receive stock options under a UNOVA plan allowing for the grant of stock-based awards during the two-year period preceding the date of commencement of Board membership, or (2) was not an employee of UNOVA or a subsidiary of UNOVA during that two-year period. On the first business day following our annual Shareholders Meeting for each year, each nonemployee director automatically receives a grant of an option for 2,500 shares at the fair market value on the date of grant. All options granted under the 1997 Plan become fully exercisable on the first anniversary of the grant thereof; however, if a director dies or becomes permanently disabled while serving on the

Board, or if the director retires pursuant to the policy for mandatory retirement of directors described above on page 8 under the caption "Directors' Compensation and Retirement Policies," then all options held by such director become exercisable in full. In addition, if a Change of Control of UNOVA (as defined in the Change of Control Employment Agreements with certain officers described above) occurs, then all options granted under the 1997 Plan become fully exercisable. An aggregate of 500,000 shares of our common stock, subject to adjustment for certain events affecting our capitalization, was authorized for issuance under the 1997 Plan.

        Options which have vested under the 1997 Plan remain exercisable until three years following the first to occur of (a) the retirement or resignation of the director from the Board (or the director's failure to be reelected to the Board), (b) the total and permanent disability of the director, or (c) the death of the director.

Receipt of Fees in Stock.

        Under the 1997 Plan, directors may elect to receive all or a portion of their fees described above under the caption "Directors' Compensation and Retirement Policies" on a current basis in shares of our common stock with a fair market value equivalent to the applicable fees. Directors electing to receive payment of fees in shares of UNOVA common stock on a current basis receive these shares quarterly valued at the average quarterly market price of our common stock.

Deferral of Director Fees.

        Participating directors may also elect to defer all or a portion of their fees to either a deferred stock account or cash account. The deferred stock account enables directors to defer their fees into our common stock, and the cash account provides a deferral into an interest-based account.

        The deferred stock account is a bookkeeping account credited with share units representing shares of our common stock. The cash account accrues interest at a rate equal to the prime rate. Credits to the deferred stock and cash accounts are made on the first business day following the end of each quarter. A director's stock account will be credited with the number of shares of our common stock paid in lieu of cash fees which are the subject of a deferral election. Transfers between the stock account and the cash account are not permitted.

PRINCIPAL CHANGES TO THE 1997 PLAN MADE BY THE 2002 PLAN

        To promote our policy of aligning the interests of our directors with those of our shareholders, the 2002 Plan provides that the annual retainer fee which our nonemployee directors receive for Board service, as well as the additional annual fee which a nonemployee director receives for serving as chair of one of the Board's committees, will be paid wholly or in such lesser amount as the Board may determine from time to time in shares of our common stock rather than cash. Individual elections by directors to receive all or part of these fees in stock will no longer be permitted. These shares will be paid to the directors on a quarterly basis and will be valued at the average quarterly market price of our common stock.

        However, as presently is the case in the 1997 Plan, a director may elect to receive fees payable for attendance at Board and committee meetings in shares of common stock, in cash, or in a combination of both.

        The 2002 Plan further provides that if our management is given the opportunity to elect to receive part of their compensation in the form of stock options rather than cash, then the Board may authorize the directors to elect to receive stock options in lieu of cash in payment of meeting attendance fees, in increments of 10%. These options which may be received by the directors in lieu of attendance fees will not have the same terms and conditions as the options which the directors receive annually following the shareholders meeting or which an eligible director receives at the time of joining the Board. The options granted at the election of the director in lieu of cash payment of meeting attendance fees will immediately vest and be fully exercisable. They will have other terms and conditions relating to expiration and similar matters as determined from time to time by the Board. The Board will also determine the ratio at which cash compensation will be converted into stock options, but this ratio must be the same as the one that is used with regard to management's grant of stock options in lieu of cash compensation.

        Finally, the 2002 Plan provides that the Board may increase or decrease the number of shares subject to the automatic annual stock option grants made to outside directors as necessary or appropriate to attract and retain persons to serve on the Board. Presently the amount of the annual grant is fixed at 2,500 shares.

        Both of the nominees for election to the Board, as well as the incumbent continuing directors identified on pages 5-6, except for Mr. Brady, are expected to be eligible to participate in the 2002 Plan.

        In connection with the Board's adoption of the 2002 Plan, the Board has offered directors the opportunity to make an election to receive payment of meeting attendance fees in stock options during 2002. For each one dollar of cash compensation which a director elects to receive in the form of stock options during 2002, the director would receive an option to purchase one share of our common stock. These options will be granted on a quarterly basis with an exercise price equal to the fair market value of the stock on the date of grant. These options as in effect for 2002 will become immediately exercisable in full upon grant and would, if not previously exercised, expire five years after the date of grant. However, the initial grant of these options on April 15, 2002, will be cancelled if our shareholders do not approve the 2002 Plan, and attendance fees for 2002 will be paid in cash or our common stock in accordance with the directors' previous elections.

        The provisions of the 1997 Plan which relate to deferral of compensation of either cash or stock compensation will not be changed by the terms of the 2002 Plan. The existing deferred accounts of participating directors under the 1997 Plan would be converted into accounts under the 2002 Plan.

        In order to implement this plan to provide directors with compensation in the form of stock or stock options, we are asking the shareholders to authorize 500,000 shares of common stock for future issuance under the 2002 Plan. Under the 1997 Plan, of the original 500,000 shares authorized, 115,948 remain available for payment of fees. These shares would continue to be available for use in connection with the 2002 Plan.

        If the 2002 Plan is not approved at the Annual Meeting, all shares issued under the 2002 Plan will be deemed to have been issued under the 1997 Plan and all share elections and deferred elections will be treated similarly. The amount of cash which any director elected to receive in the form of stock options will be paid in cash or stock, whether currently or on a deferred basis, in accordance with elections made by the directors.

        This description of the 2002 Plan is not complete and has been simplified in certain respects. We urge you to read the entire 2002 Plan included as Annex A to this proxy statement before determining how to vote on this proposal.

Certain Federal Income Tax Considerations of Stock Options.

        Based on current law, some of the significant federal income tax considerations relating to stock options granted under the 2002 Plan are as follows:

        No stock option granted under the 2002 Plan will constitute an "incentive stock option" as that term is defined in the Code. Every stock option granted under the 2002 Plan will be a Nonqualified Stock Option ("NQSO").

        A participant will not realize income at the time an NQSO is granted. Upon exercise, where the exercise price is paid in cash, the participant will realize ordinary income in the amount by which the fair market value of the stock acquired on the exercise date exceeds the exercise price. We will generally be allowed a deduction in the year of exercise equal to the amount of income realized by the participant. When the participant subsequently sells the shares, any amount recognized in excess of the market value on the exercise date will be reportable as short-term or long-term capital gain, as appropriate, or, if the amount realized is less than the fair market value of the shares at the time of exercise, any loss recognized will be reportable as short-term or long-term capital loss, as appropriate.

        If the exercise price of an NQSO is paid in whole or in part with already owned shares of our common stock, the participant's tax basis in, and holding period for, the old shares will carry over to the same number of shares received upon exercise on a share-for-share basis, and the participant will not recognize compensation income with respect to such shares received. The fair market value of the additional shares received will constitute compensation taxable to the participant as ordinary income. The tax basis for the additional shares received will equal their fair market value as so determined, and their holding period will begin on the day after the date as of which such fair market value is determined. We will generally be entitled to a tax deduction equal to the compensation income recognized by the participant.

RECOMMENDATION

        The Board of Directors recommends that you vote FOR approval of the UNOVA, Inc. 2002 Director Stock Option and Fee Plan.

ITEM THREE:
APPROVAL OF CERTAIN AMENDMENTS TO THE
MANAGEMENT INCENTIVE COMPENSATION PLAN

        In March 1999, the Board of Directors adopted the UNOVA, Inc. Management Incentive Compensation Plan (the "Incentive Plan"). The principal purposes of the Incentive Plan are to provide a significant but variable opportunity to selected officers and other key employees of UNOVA and our subsidiaries to align management incentives with the achievement of stipulated goals, and to encourage long-term planning and performance. The Board believes that annual cash incentive award opportunities are an important element of compensation needed to attract and retain the best possible management personnel and to motivate these employees to achieve business and financial goals which create value for shareholders.

        We attempted to structure the Incentive Plan in a manner that would permit the incentive compensation awards paid to the Chief Executive Officer and the four other executive officers whose compensation for the fiscal year is the highest (the "Covered Employees") to qualify as performance-based compensation and thus not be subject to the limitation on deductibility set forth in Section 162(m) of the Code. In order for such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the Incentive Plan, including the business criteria on which the Performance Goals to be established under the Incentive Plan are based.

        As soon as practicable after the beginning of each fiscal year, but in no event more than 90 days thereafter, the Compensation, Governance, and Nominating Committee (the "Committee") will establish Performance Goals for such fiscal year for all participants in the Incentive Plan who are Covered Employees and for such other participants as the Committee may deem appropriate. Such goals need not be the same for all participants but will generally be based, in the case of the Covered Employees, on the attainment of one or any combination of Performance Goals which had been approved by the shareholders. The performance goals approved by the shareholders at the 1999 Annual Meeting were the following: cash value added, return on capital utilized, return on tangible equity, return on assets, return on capital, cash flow, revenue growth, or return on revenue of UNOVA or any business unit thereof within which the participant is primarily employed, or that are based in whole or in part on specified levels of earnings per share or diluted earnings per share of UNOVA.

        As discussed in the Committee's Report included in this proxy statement, the Committee determined that these goals were not appropriate incentives for participants in view of our financial and business circumstances in 2001. The Committee determined that cash incentive awards for 2001 should be based upon the achievement of events expected to improve our business operating profit in a declining sales environment. Accordingly, so that awards based on these criteria which may be made in future years may, if these amendments are approved by the shareholders, qualify for the exemption from the limitation on deductibility in Section 162(m) of the Code, we have added to the Performance Goals included in the Incentive Plan the following: business operating profit, earnings before taxes, net working asset performance to sales, and net debt to sales of UNOVA or of its applicable business unit, as appropriate. These Performance Goals have the meanings set forth in Exhibit A to the amended Incentive Plan, which is included in this proxy statement as Annex B.

Eligibility.

        The Committee will determine for each fiscal year those officers and other key employees of UNOVA who are eligible to participate in the Incentive Plan. Participation in any fiscal year will not give any person the right to participate in the Incentive Plan in any other fiscal year.

Establishment of Target Bonus.

        The Committee will determine a Target Bonus in the case of each participant by multiplying the amount of a participant's base salary which is paid during the applicable period by a percentage determined by the Committee in its sole discretion, which percentage need not be the same for each participant.

Determination of Bonus.

        The Committee may (but must in the case of participants who are Covered Employees) condition the earning of a bonus upon the attainment of specified performance goals measured over a period of not more than one year relating to the participant, UNOVA, or a subsidiary or division of UNOVA within which the participant is primarily employed. Performance goals may be different for each participant. Bonuses under the Incentive Plan are expected to be based upon the relationship of the Target Bonus to the degree of achievement of the prescribed performance goals during the fiscal year.

        This discussion is not intended to comprise a full summary of the terms and conditions of the Incentive Plan as amended, which is included as Annex B to this proxy statement with the amended provisions underlined. We urge you to read the Incentive Plan before deciding how you wish to vote on this proposal.

RECOMMENDATION

        The Board of Directors recommends that you vote FOR the approval of the amendments to the UNOVA, Inc. Management Incentive Compensation Plan.

OTHER INFORMATION

FILING OF REPORTS UNDER SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on an examination of the copies of such forms furnished to us and upon written representations that no other reports were required during 2001, all Section 16(a) filing requirements applicable to our executive officers and directors in 2001 were satisfied in a timely fashion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As indicated in Note (a) to the table on page 11, two subsidiaries of Unitrin, Inc. own a total of 21.8% of our outstanding common stock. On July 12, 2001, we entered into an agreement providing for term loan financing not to exceed $75 million from a group of lenders. Subsidiaries of Unitrin, Inc. provided an aggregate of $31.5 million of the loans made under the agreement, which requires us to observe certain financial covenants and negative covenants. These loans are due and payable on July 11, 2004.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Our shareholders may submit proposals on matters appropriate for shareholder action at our Annual Meetings consistent with regulations adopted by the SEC and our By-laws. For such proposals to be considered for inclusion in our proxy statement and form of proxy relating to our 2003 Annual Meeting, we must receive them not later than November 27, 2002. Shareholder proposals for business matters to be conducted at the meeting, including nominations of persons to serve as directors of UNOVA, but not to be considered for inclusion in our proxy statement and form of proxy relating to our 2003 Annual Meeting, must be received not earlier than February 6, 2003, or later than March 8, 2003. Such proposals should be directed to the attention of the Secretary of UNOVA at 21900 Burbank Boulevard, Suite 300, Woodland Hills, California 91367-7456.

AVAILABLE INFORMATION

        This proxy statement is being mailed to shareholders accompanied by a copy of our Annual Report on Form 10-K as filed with the SEC. Additional copies of the Form 10-K, as well as copies of our other periodic reports filed under the Exchange Act, may be obtained at no charge from Investor Relations, UNOVA, Inc., 21900 Burbank Boulevard, Woodland Hills, CA 91367-7456 (telephone 818.992.2872, fax 818.992.2649, and e-mail invest@unova.com) or by accessing our web site at www.unova.com.

THE BOARD OF DIRECTORS UNOVA, INC.
Woodland Hills, California March 27, 2002

ANNEX A

UNOVA, INC.

2002 DIRECTOR STOCK OPTION AND FEE PLAN

        1.    Purpose. The UNOVA, Inc. 2002 Director Stock Option and Fee Plan (the "Plan") is intended to provide an incentive to members of the board of directors of UNOVA, Inc., a Delaware corporation (the "Company"), who are neither officers nor employees of the Company, to remain in the service of the Company and increase their efforts for the success of the Company and to encourage such directors to own shares of the Company's stock, thereby aligning their interests more closely with the interests of the Company's shareholders. The Plan is also intended to assist the Company in attracting experienced and qualified candidates to become members of the Board.

        2.    Definitions.

        "1997 Plan" means the UNOVA, Inc. Director Stock Option and Fee Plan, adopted September 24, 1997, and amended July 27, 1999.

        "Average Quarterly Price" means the average of the Fair Market Value of Common Stock on each trading date of a calendar quarter.

        "Accrued Quarterly Meeting Fees" means the amount of Meeting Fees earned by a Director for the preceding calendar quarter to which an Option Election applies.

        "Board" means the Board of Directors of the Company.

        "Cash Account" means the bookkeeping account established by the Company for the deferral of Fees by Directors which will be credited with interest pursuant to Section 6(d) hereof.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the common stock, par value $.01 per share, of the Company.

        "Deferral Election" means an election pursuant to Section 6 hereof to defer receipt of Fees into a Share Account or Cash Account.

        "Deferred Amounts" mean the amounts credited to a Director's Share Account or Cash Account pursuant to a Deferral Election or otherwise pursuant to Section 6(h).

        "Director" means a member of the Board who is neither an officer nor an employee of the Company. A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration. The term "Director" as used in this Plan shall include any person who may hereafter become an advisory director of the Company, as that term is used in the Company's By-laws.

        "Effective Date" means January 1, 2002, subject to approval by the Company's shareholders as provided in Section 12 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any given date, the average of the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

        "Fees" means Retainer Fees and Meeting Fees.

        "Meeting Fees" means fees scheduled to be paid to a Director for attendance at Board or committee meetings.

        "Options" means the options to purchase Common Stock granted to a Director under (i) Section 5(d) pursuant to an Option Election, (ii) Section 7(a) as an initial grant, or (iii) under Section 7(b) as an annual grant.

        "Option Election" means the election by a Director to receive Options in lieu of Meeting Fees as set forth in Section 5(d) hereof.

        "Option Ratio" means (i) for calendar year 2002, one (1) share of Common Stock to be issued upon exercise of an Option divided by One Dollar ($1.00) of Accrued Quarterly Meeting Fees, and (ii) for calendar years after 2002, such number of shares of Common Stock per One Dollar ($1.00) of Accrued Quarterly Meeting Fees, if any, as the Board may authorize for such calendar year; provided, however, that the Option Ratio under this Plan for a calendar year shall be the same as the option ratio offered to the Company's senior management employees for such calendar year.

        "Retainer Fees" means the annual retainer scheduled to be paid to a Director for the calendar year and additional annual fees scheduled to be paid to a Director for serving as Chair of a Board committee.

        "Share Account" means the bookkeeping account established by the Company for the deferrals of Fees by Directors, which will be credited with Share Units pursuant to Section 6(a) hereof.

        "Share Election" means the election by a Director to receive shares of Common Stock in lieu of Meeting Fees as set forth in Section 5(b) hereof.

        "Share Unit" means a share of Common Stock credited as a bookkeeping entry to a Director's Share Account. Each Share Unit shall represent the right to receive one share of Common Stock.

        3.    Administration of the Plan. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination on the matters referred to in this Section 3 shall be conclusive.

        4.    Stock Reserved for the Plan. The number of shares of Common Stock authorized for issuance under this Plan is 500,000 plus (i) the number of shares reserved and available for issuance under the 1997 Plan on the Effective Date of this Plan and (ii) any shares subject to grants made under the 1997 Plan, but which subsequently expire or are canceled, forfeited, or terminated. The number of shares of Common Stock issuable under this Plan shall be subject to adjustment pursuant to Section 10 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company as treasury shares.

        5.    Terms and Conditions of Payment of Fees in the Form of Shares or Options.

          (a)    Retainer Fees.    Subject to Section 5(f) hereof, each Director shall receive in the form of Common Stock (subject to a Deferral Election) all, or such lesser amount as the Board may determine from time to time in the exercise of its judgment, of his or her Retainer Fees earned in each calendar year. The shares of Common Stock (and cash in lieu of fractional shares) issuable under this Section 5(a) shall be issued quarterly in accordance with Section 5(c) hereof.

          (b)    Meeting Fees; Share Election.    Subject to Section 5(f) hereof, each Director may make an annual election (the "Share Election") to receive in the form of Common Stock (subject to a Deferral Election) any or all of his or her Meeting Fees earned in each calendar year; provided, however, that such Share Election must be made with respect to at least an aggregate of 10% of the Director's Meeting Fees, in multiples of 10%. Unless a Director has made a Share Election with respect to 100% of his or her Meeting Fees, a Director may also make an Option Election for a calendar year with respect to all or any portion of the remaining percentage of his or her Meeting Fees. The shares of Common Stock (and cash in lieu of fractional shares) issuable pursuant to a Share Election shall be issued quarterly in accordance with Section 5(c) hereof. The Share Election must be in writing and delivered to the Secretary of the Company on or prior to January 1 of the calendar year in which the applicable Fees are to be earned; provided, however, that any Director who commences service on the Board subsequent to January 1 of a calendar year may make a Share Election during the thirty-day period immediately following the commencement of his or her directorship. A Share Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless revoked in writing before January 1 of a calendar year or modified by a subsequent Share Election or Option Election, as the case may be, in accordance with the provisions hereof.

          (c)    Issuance of Shares.    Shares of Common Stock issuable to a Director pursuant to Sections 5(a) and 5(b) shall be issued to such Director on the first business day following the end of each calendar quarter. The total number of shares of Common Stock to be so issued shall be determined by dividing (x) the dollar amount of the Director's Retainer Fees for the preceding calendar quarter and any Meeting Fees for the preceding calendar quarter to which a Share Election applies, by (y) the Average Quarterly Price for the preceding quarter. In no event shall the Company be required to issue fractional shares. In the event that a fractional share of Common Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share on the last business day of the preceding calendar quarter.

          (d)    Meeting Fees; Option Election.    If the Board authorizes the Company for any calendar year to grant to any class of senior management employees options to purchase Common Stock in lieu of cash compensation, the Board may also authorize the Company to grant Options to Directors for such calendar year in accordance with the terms of this Section 5(d) and Section 5(e). If authorized by the Board and subject to Section 5(f) hereof, each Director may make an annual election (the "Option Election") to receive in the form of Options any or all of his or her Meeting Fees earned in each calendar year; provided, however, that such Option Election must be made with respect to at least an aggregate of 10% of the Director's Meeting Fees, in multiples of 10%. Unless a Director has made an Option Election with respect to 100% of his or her Meeting Fees, a Director may also make a Share Election for a calendar year with respect to all or any portion of the remaining percentage of his or her Meeting Fees. Options granted pursuant to an Option Election shall be granted quarterly in accordance with Section 5(e) hereof. The Option Election must be in writing and delivered to the Secretary of the Company on or before January 1 of the calendar year in which the applicable Meeting Fees are to be earned; provided, however, that any Director who commences service after January 1 of a calendar year may make an Option Election during the thirty-day period immediately following the commencement of his or her directorship. An Option Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless revoked in writing before January 1 of a calendar year or modified by a subsequent Share Election or Option Election, as the case may be, in accordance with the provisions hereof; provided, however, that if the Board does not authorize an Option Election for a calendar year, then a Director's Option Election shall become void for that year and subsequent calendar years, a Director shall have the right to make a Share Election for such calendar year in accordance with Section 5(b), and such Director must make a new Option Election for any subsequent calendar year for which the Board authorizes Option Elections.

          (e)    Option Grants.    Options to be granted to a Director pursuant to Section 5(d) shall be granted to such Director on the first business day following the end of each calendar quarter, except for the first quarter of 2002, in which case the date of grant shall be April 15, 2002. The total number of shares of Common Stock that a Director shall have the right to purchase pursuant to such Option shall be equal to the Option Ratio multiplied by such Director's Accrued Quarterly Meeting Fees. In no event shall the Company be required to grant Options to purchase fractional shares. If an Option to purchase a fractional share of Common Stock would otherwise be required to be granted, the number of shares of Common Stock subject to such Option shall be rounded up to the next highest whole number of shares. The exercise price per share of Common Stock of each Option so granted (i) with respect to the first calendar quarter of 2002 shall be equal to the Fair Market Value of the Common Stock on April 15, 2002, which is the date of grant, and (ii) with respect to all subsequent calendar quarters shall be equal to the Fair Market Value of the Common Stock on the date of grant. Options shall be exercisable immediately on the date of grant, except that no option shall be exercisable unless and until shareholder approval of this Plan. The Options shall have such other terms and conditions not inconsistent with the express provisions of this Plan regarding payment, expiration, termination, and transfer as the Board may determine from time to time, which terms and conditions need not be identical to those of the Options granted pursuant to Section 7 of this Plan.

          (f)    Termination of Services.    If a Director ceases to be a Board member before the end of a calendar quarter, the Director shall receive in cash the Fees such Director would otherwise have been entitled to receive for such quarter in the absence of this Plan.

        6.    Terms and Conditions of Deferral Elections.

          (a)    In General.    Each Director may irrevocably elect annually to defer receiving all or a portion of (i) the shares of Common Stock that would otherwise be issued in connection with such Director's Retainer Fees in respect of a calendar year, (ii) the shares of Common Stock that would otherwise be issued upon a Share Election, or (iii) such Director's Meeting Fees in respect of a calendar year that are not subject to a Share Election (a "Deferral Election"). A Director who has made a Deferral Election with respect to shares of Common Stock shall have the number of shares of Common Stock that are the subject of the Deferral Election credited to a Share Account in the form of Share Units. A Director who has made a Deferral Election with respect to Meeting Fees that are not subject to a Share Election shall have the amount of deferred fees credited to a Cash Account.

          (b)    Timing of Deferral Election.    The Deferral Election shall be in writing and delivered to the Secretary of the Company prior to January 1 of the calendar year in which the applicable Fees are to be earned; provided, however, that a Director who commences service on the Board subsequent to January 1 of a calendar year may make a Deferral Election during the thirty-day period immediately following the commencement of his or her directorship. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof.

          (c)    Share Accounts.    Each Share Account shall be deemed to be invested in shares of Common Stock. Whenever regular cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to the Director's Share Account additional Share Units equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the payment date of the dividend.

          (d)    Cash Accounts.    Each Director's Cash Account shall be credited with interest on the last day of each calendar quarter calculated on the basis of the average daily balance in the Cash Account during the calendar quarter. The interest rate for any calendar quarter shall be the prime rate of interest as reported in the Wall Street Journal as the prevailing prime rate of interest on the first business day of the calendar quarter.

          (e)    Commencement of Payments.    Except as otherwise provided in Section 6(g) hereof, a Director's Deferred Amounts shall become payable in the January following the year in which the Director terminates service as a Director. Payments from a Share Account shall be made by converting Share Units into

  Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash based upon the Fair Market Value of such fractional share on the last business day of the preceding calendar quarter.

          (f)    Timing of Payments.    Each Director shall elect in his or her Deferral Election to receive payment of his or her Deferred Amounts either in a lump sum or in two to fifteen substantially equal annual installments. In the event of a Director's death, payment of the remaining portion of the Director's Deferred Amounts will be made to the Director's beneficiary (or, if no beneficiary has been designated, to the Director's estate or other legal representative) in a lump sum as soon as practicable following the Director's death.

          (g)    Hardship Distribution.    Notwithstanding any Deferral Election, in the event of severe financial hardship to a Director resulting from a sudden and unexpected illness, accident or disability of the Director or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, all as determined by the Board, a Director may withdraw any portion of the Share Units in his or her Share Account (in an equivalent number of shares of Common Stock) or cash in his or her Cash Account by providing written notice to the Secretary of the Company.

          (h)    No Account Transfers.    A Director may not transfer or convert a Share Account to a Cash Account, or vice versa.

          (i)    Status of Accounts.    The Share and Cash Accounts shall not be funded, and all Deferred Amounts shall be held in the general assets of the Company and be subject to the general creditors of the Company.

        7.    Initial and Annual Grants of Stock Options.

          (a)    Initial Grant.    Each person who first becomes a Director after the Effective Date of this Plan shall be granted an Option to purchase 25,000 shares of Common Stock as of the date such person is elected or is appointed as a Director; provided, however, that no such grant shall be made to any Director who either (i) received a stock option grant under the Company's principal stock-based employee incentive plan which provides for awards in the form of stock options, stock appreciation rights, restricted stock, or other types of stock-based awards during the two-year period immediately preceding the date of such election or appointment to the Board or (ii) was an employee of the Company or a subsidiary of the Company at any time during the two-year period referred to in (i) above. Grants under this Section 7(a) shall be in addition to any annual grants of options under Section 7(b) hereof.

          (b)    Annual Grants.    Commencing in 2002, an Option to purchase 2,500 shares of Common Stock shall be granted to each Director automatically on the first business day following the Company's Annual Meeting of Shareholders for such year. The Board shall have the right to increase or decrease the number of shares of Common Stock subject to the annual grant of Options to Directors as the Board may determine is necessary or appropriate to attract and retain persons to serve as members of the Board, it being understood that all such grants and changes in the number of options granted shall comply with Section 16 of the Exchange Act and the rules promulgated thereunder and the Internal Revenue Code of 1986, as amended.

          (c)    Option Price Per Share.    Options granted pursuant to this Section 7 shall be exercisable at a price per share equal to the Fair Market Value of the Common Stock on the date of the grant of the Option.

          (d)    Period of Option.    Each Option granted pursuant to this Section 7 shall become exercisable on the first anniversary of the date upon which it is granted; provided, however, that all options granted pursuant to this Section 7 shall become exercisable in full upon the first to occur of (i) the retirement of the Director in accordance with the mandatory retirement policy for members of the Board, (ii) the total and permanent disability of the Director, or (iii) the death of the Director while a member of the Board. Each Option granted pursuant to the Plan shall remain exercisable until the expiration of three years following the first to occur of the retirement or resignation of the optionee as a director of the Company (or the failure of the optionee to be re-elected a director of the Company), the total and permanent disability of the optionee, or the death of the optionee.

          (e)    Exercise of Options.    Options may be exercised only by written notice to the Company at its corporate office accompanied by payment of the full consideration for the shares as to which they are exercised. The purchase price is to be paid in full to the Company upon the exercise of the option (i) by cash, including a personal check payable to the order of the Company, or (ii) by delivering Common Stock already owned by the optionee for a period of at least six months (valued at Fair Market Value as of the date of delivery), or (iii) any combination of cash and Common Stock so valued.

          (f)    Nonstatutory Options.    No option granted hereunder shall constitute an "incentive stock option" as that term is defined in the Code.

        8.    Modification, Extension, and Renewal of Options.    The Board shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations of any option previously granted without the written consent of the optionee, (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Exchange Act, (iii) lower the exercise price of existing options, or (iv) substitute new options for previously granted options having a higher exercise price.

        9.    Limitation of Rights.

          (a)    No Right to Continue as a Director.    Neither the Plan, nor the granting of an option or the making of a Share Election, Option Election or Deferral Election, or any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

          (b)    No Shareholder's Rights.    An optionee or a Director who has made a Share Election, Option Election or Deferral Election (or his or her representative) shall have no rights as a shareholder with respect to the shares covered by his or her options, Share Election or Option Election or to any Share Units with respect to a Deferral Election until the date of the actual issuance to him or her (or such representative) of shares of Common Stock (either through the Company's Direct

  Registration System or by certification) and, subject to Sections 6(c) and 10 hereof, no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

        10.    Effect of Certain Changes in Capitalization.    In the event of any change in corporate capitalization (such as a stock split), any corporate transaction (such as any merger, consolidation or separation (including a spinoff)), any other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Board shall equitably adjust the Share Account to reflect any such transaction and shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding options, in the number and kind of shares subject to option grants pursuant to an Option Election and automatic option grants pursuant to Section 7 and/or such other equitable substitution or adjustments in the terms of options as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any option shall always be a whole number.

        11.    Change in Control.

          (a)    Definition.    For purposes of the Plan, a "Change in Control" shall mean the occurrence of any of the following events:

              (i)  an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(a); or

              (ii)  individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

    Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

            (iii)  the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or if consummation of such Business Combination is subject, at the time of such approval of shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the corporation or such company resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv)  the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (b)    Consequences of Change in Control.    Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control:

              (i)  all Share Units credited to a Share Account shall be converted into Common Stock and together with all Deferred Amounts credited to a Cash Account shall be transferred as soon as practicable to each Director;

              (ii)  Fees earned in respect of the calendar quarter in which the Change in Control occurs shall be paid in cash as soon as practicable; and

            (iii)  all Options shall immediately vest and become exercisable in full.

        12.    Term of Plan.    This Plan shall be effective as of the Effective Date, subject to approval of the Plan by the shareholders of the Company at the first annual meeting of shareholders after the Effective Date. The Plan shall terminate on December 31, 2011, unless earlier terminated by the Board. Notwithstanding the Plan's termination, amounts shall be delivered pursuant to any Deferral Election made prior to the Plan's termination in accordance with such election. Options may be granted under the Plan at any time prior to the termination of the Plan. Deferral Elections, Share Elections and Option Elections may not be made for any Fees which would be paid following the date of the termination of the Plan. If the shareholders of the Company do not approve this Plan, then this Plan shall be void, all Share Elections and Deferral Elections made with respect to this Plan shall be deemed to be Share Elections and Deferral Elections under the 1997 Plan, and all shares of Common Stock issued, Share Units credited to a Director's Share Account, and Fees credited to a Director's Cash Account under this Plan shall be deemed to have been issued and credited under the 1997 Plan.

        13.    Amendment; Termination.    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which is required by any regulation, law or stock exchange rule to be approved by shareholders shall be effective unless it is approved by the shareholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Director, under any option or under any election theretofore in effect under the Plan, or with respect to Deferred Amounts, without such Director's consent.

        14.    Nontransferability.    No Option, or right or interest of any Director in Deferred Amounts, shall be transferable by a Director other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended), or (iii) in the case of an Option, as otherwise expressly permitted under the applicable option agreement including, if so permitted, pursuant to a gift to such optionee's family, whether directly or indirectly or by means of a trust or partnership or otherwise. All Options or rights with respect to Deferred Amounts shall be exercisable, during the Director's lifetime, only by the Director or by the guardian or legal representative of the Director or an alternate payee pursuant to a qualified domestic relations order or, in the case of an Option, by any person to whom such Option is transferred pursuant to the preceding sentence. Under the Plan, it is understood that the term "optionee" includes the guardian and legal representative of the Director named in the option agreement and any person to whom an Option is transferred by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise described above.

        15.    Beneficiaries.    The Board shall establish such procedures as it deems appropriate for a Director to designate a beneficiary to whom any amounts payable in the event of a Director's death are to be paid or by whom any Options held by a Director may be exercised following his or her death. Directors shall make a beneficiary election with respect to Deferred Amounts at the same time that a Deferral Election is made.

        16.    Compliance with Law, Etc.    Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

          (a)  the listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange or such other securities exchange or NASDAQ as may at the time be the principal market for Common Stock;

          (b)  any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (c)  the obtaining of any other consent, approval, or permit from any state or federal governmental agency, which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        17.    Notice.    Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

        18.    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and shall be construed accordingly.

        19.    Headings.    The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

        20.    Termination of the 1997 Plan.    If the shareholders of the Company approve this Plan as provided in Section 12 hereof, the 1997 Plan shall terminate in accordance with Section 12 thereof as of the date of such approval. In that case, Share Accounts and Cash Accounts maintained under the 1997 Plan shall be converted to and maintained as Share Accounts and Cash Accounts under this Plan. If the shareholders of the Company do not approve this Plan, then the 1997 Plan shall continue in full force and effect until terminated in accordance with the provisions thereof, all grants of options made pursuant to Sections 5(d) and 5(e) shall be null and void, and all Share Elections and Deferral Elections made under this Plan shall be deemed to have been made under the 1997 Plan.

ANNEX B

UNOVA, INC.

MANAGEMENT INCENTIVE COMPENSATION PLAN

I
PURPOSE

        This UNOVA, Inc. Management Incentive Compensation Plan (the "Plan") is intended to provide a significant but variable economic opportunity to selected officers and key employees of UNOVA, Inc. and its subsidiaries; to align management incentives with the achievement of stipulated goals; and to encourage long-term planning and performance. Payments pursuant to Section IX of the Plan are intended to qualify under Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended, as excluded from the term "applicable employee remuneration" as used in such Section (such payments are hereinafter referred to as "Excluded Income").

II
DEFINITIONS

        "Approved Leave of Absence" shall have the meaning set forth in rules to be adopted by the Committee and shall include in any event a leave of absence for purposes of service in the Armed Forces of the United States.

        "Board" shall mean the Board of Directors of UNOVA, Inc.

        "Bonus" shall mean a cash amount allocated to a Participant pursuant to the terms of the Plan, including an Incentive Award, and shall comprise both the amount of the award payable currently in cash and the amount allocated to a Participant's bookkeeping account in the Bonus Bank.

        "Bonus Bank" shall mean a system of maintaining bookkeeping entries whereby positive or negative amounts may be entered for the account of any Participant as contemplated by Article V, and indicating the balance of each Participant's account, which shall initially be zero, computed by combining any previously-entered amounts, whether positive or negative, but without crediting any amount of interest. The Bonus Bank shall not be funded; no Participant shall have any vested right with respect to specific assets thereof; and all positive balances shown in the accounts of Participants shall be considered a portion of the general assets of the Company and be available to satisfy claims of the Company's creditors.

        "Change in Control" shall have the meaning assigned to such term in Section 8(b) of the Company's 2001 Stock Incentive Plan.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation, Governance, and Nominating Committee of the Board or such other committee as the Board may designate from time to time.

        "Company" shall mean UNOVA, Inc., a Delaware corporation, and its subsidiaries.

        "Covered Employees" shall mean Participants designated by the Committee prior to the grant of a bonus award opportunity hereunder who are or are expected to be "covered employees" within the meaning of Section 162(m)(3) of the Code for the Measurement Period in which a Bonus hereunder is payable and for whom the Committee intends that amounts payable hereunder shall constitute Excluded Income.

        "Disability" shall mean permanent and total disability as determined for purposes of the Company's Long-Term Disability Plan for the staff of the Company's corporate headquarters as in effect from time to time.

        "Disinterested Person" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

        "Incentive Award" shall have the meaning set forth in Article IX hereof.

        "Measurement Period" shall have the meaning set forth in Article IX hereof.

        "Participant" shall have the meaning set forth in Article IV hereof.

        "Performance Goals" shall have the meaning set forth in Article IX hereof.

        "Restricted Stock" shall have the meaning set forth in the Company's 2001 Stock Incentive Plan or any successor plan.

        "Retirement" shall mean either (i) retirement from active employment with the Company or a subsidiary at or after age 65 or (ii) early retirement from active employment with the Company or a subsidiary pursuant to the early retirement provisions of the applicable pension plan of such employer.

        "Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

        "Stock Options" shall mean options to purchase shares of Stock.

        "Target Bonus" shall mean the amount determined by multiplying the amount of a Participant's base salary actually paid during the applicable Measurement Period by a percentage designated by the Committee in its sole discretion prior to the commencement of such Measurement Period, or within the first 90 days thereof, which percentage need not be the same for each Participant.

III
ADMINISTRATION

        The Plan shall be administered by the Committee or such other committee of the Board designated by the Board which is composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

        In administering the Plan the Committee may at its option employ compensation consultants, accountants, and counsel (who may be the compensation consultants, independent auditors, or outside counsel of the Company) and other persons to assist or render advice to the Committee, all at the expense of the Company.

        Except as limited by law or by the Company's Certificate of Incorporation or By-laws, and subject to the provisions hereof, the Committee shall have authority to select Participants in the Plan upon the recommendation of the Chief Executive Officer; determine the size and types of awards; determine the terms and conditions of earning awards;

determine the time or times and method of payment thereof; interpret the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and, subject to Article VI, amend the terms and conditions of the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. Subject to the provisions hereof, the Committee may adopt written guidelines for the implementation and administration of the Plan. All determinations and decisions of the Committee arising under the Plan shall be final, binding, and conclusive upon all parties.

IV
ELIGIBILITY

        The Committee shall, in its sole discretion, determine for each Measurement Period those officers and other key employees of the Company who shall be eligible to participate in the Plan (the "Participants") for such Measurement Period. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length, nor shall participation in the Plan in any Measurement Period by any Participant give any person the right to participate in the Plan in any subsequent Measurement Period.

V
DETERMINATION OF BONUS; BONUS BANK

        Subject to Article IX hereof, the form, amount, and manner of and time of payment of each Bonus to a Participant shall be determined by and at the discretion of the Committee. The Committee may (but must, in the case of Participants who are Covered Employees) condition the earning of a Bonus upon the attainment of specified Performance Goals measured over a period not greater than one year relating to the Participant or the Company, or a subsidiary or division of the Company for or within which the Participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, which Performance Goals (or other factors or criteria) may be different for each Participant. Bonuses under the Plan will consist of a cash amount, based upon the relationship of the Target Bonus to the degree of achievement of such Performance Goals during the Measurement Period. Bonuses under this Plan for Covered Employees shall be subject to preestablished Performance Goals in accordance with Article IX hereof. The Committee shall determine the extent, if any, to which such cash amount shall be paid currently to the Participant, by stipulating either a fixed amount or a percentage of the cash amount determined under the Plan, with the remainder of such cash amount (unless the Committee otherwise determines) to be credited to the account of the Participant in the Bonus Bank.

        In each year in which this Plan is in operation, so long as CVA shall be one of the designated Performance Goals for a majority of the Participants during such fiscal year, each Participant shall receive one-third of any positive balance of such Participant's Bonus Bank account as at the date on which Annual Bonus amounts of Participants are determined (after adjusting the Bonus Bank for the effect, if any, of the current year's prorated positive or negative amounts). If for any year CVA shall not be one of the designated Performance Goals for a majority of the Participants, the Committee may prescribe a different schedule for payment of any balances of Participants' bookkeeping accounts in the Bonus Bank.

        If the minimum Performance Goals are not attained, the cash amount so determined from the relationship of the Target Bonus to the degree of achievement of the Performance Goals may be a negative amount and may, if so determined by the Committee, be recorded in whole or in part as a charge to the Participant's account in the Bonus Bank.

        The Committee may, in its sole discretion, increase or decrease the amount of any Bonus payable to a Participant (but may not increase the amount of any Bonus payable to Covered Employees) and may award Bonuses to Participants (other than Covered Employees except as provided in Article VI) even though the Performance Goals applicable to the award of the Bonuses are not achieved.

VI
TERMINATION OF EMPLOYMENT

        In the event a Participant's employment is terminated by reason of death, Disability, or Retirement, or the Participant shall have commenced an Approved Leave of Absence, the Bonus determined in accordance with Article V hereof shall be calculated to reflect participation prior to employment termination only. The reduced award shall be determined by multiplying such Bonus by a fraction, the numerator of which is the number of full months of employment in the Measurement Period through the date of employment termination, and the denominator of which is 12. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date all of the conditions of Disability have been satisfied, as determined by the Committee. Except as otherwise provided in any agreement or plan of the Company to which the Participant is party or in which he or she participates providing for payments following a Change in Control, in the event that a Participant's employment is terminated prior to completion of a Measurement Period for any reason other than death, Disability, or Retirement, and the Participant shall not have been on an Approved Leave of Absence at the time the Participant's Bonus would have been determined, all of the Participant's rights to a Bonus for such Measurement Period shall be forfeited. However, the Committee may, in its sole discretion, pay an award prorated in the manner described above for the portion of the Measurement Period that the Participant was employed by the Company.

        Furthermore, in the event a Participant's employment is terminated by reason of death, Disability, or Retirement, or if the Participant's employment is terminated under circumstances which the Committee in its sole discretion deems to have been a termination without cause, the Participant shall within 30 days' following the next date on which annual Bonus amounts of Participants are determined be paid in cash any positive balance in the Participant's bookkeeping account in the Bonus Bank after adjusting the Bonus Bank for the effect, if any, of the current year's negative or positive amounts. Notwithstanding the foregoing, any involuntary termination of a Participant's employment (other than by reason of death, Disability, or Retirement) which occurs within a period of one year following a Change in Control shall be conclusively deemed to have been a termination without cause. If the balance of the Participant's account as of the date of such determination of Bonus amounts following termination of employment is negative, such negative amount shall be disregarded for all purposes and may not be offset in whole or in part against any other amount then payable to the Participant.

VII
AMENDMENT AND TERMINATION

        The Board shall have the right to modify the Plan from time to time but no such modification shall, without prior approval of the Company's shareholders, change Section (c) of Article IX of this Plan to alter the criteria on which the Performance Goals are based, to increase the amount of the limitation on certain awards set forth in Section (e) of Article IX, or increase the benefits accruing to Participants hereunder who are Covered Employees, or, without the consent of the Participant affected, impair any Bonus awarded prior to the effective date of the modification.

VIII
MISCELLANEOUS

        Bonus payments shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

IX
PROCEDURES FOR CERTAIN DESIGNATED PARTICIPANTS

        Bonuses under the Plan awarded to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth herein. Notwithstanding Article V hereof, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Article IX.

        (a)    Target Bonus.    Prior to the commencement of a Measurement Period, or within the first 90 days thereof, the Committee shall grant bonus award opportunities to such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals measured over a period not greater than one year established by the Committee in writing at the time of grant of the award opportunities. An award to a Covered Employee (an "Incentive Award") shall consist of a cash amount to be based upon the relationship between the Participant's Target Bonus and the degree to which the applicable Performance Goals are achieved, which amount may, in the event the minimum Performance Goals are not achieved, be a negative amount. The Committee may, in its sole discretion, reduce the amount which would otherwise be payable with respect to a Measurement Period (under which circumstances the Participant will have no right to receive the amount of such reduction even if the Performance Goals are met).

        (b)    Measurement Period.    The Measurement Period will be a period of one fiscal year, unless a shorter period is otherwise selected and established in writing by the Committee at the time the Performance Goals are established with respect to a particular Incentive Award (the period so specified being herein referred to as the "Measurement Period").

        (c)    Performance Goals.    The performance goals ("Performance Goals") established by the Committee at the time an award opportunity is granted shall comprise specified levels of one or more of the following factors: basic earnings per share ("BEPS"), business operating profit ("BOP"), cash value added ("CVA"), diluted earnings per share ("DEPS"), earnings before taxes ("EBT"), net debt to sales ("NDS"), net working asset performance to sales ("NWA"), return on capital utilized ("ROCU"), return on tangible equity ("ROTE"), return on equity ("ROE"), return on assets ("ROA"), return on capital ("ROC"), cash flow ("CF"), revenue growth ("RG"), revenue ("RV"), or return on revenue ("ROR") of the Company or of its applicable business unit, as appropriate. For purposes of this Plan, BEPS, BOP, CVA, DEPS, EBT, NDS, NWA, ROCU, ROTE, ROE, ROA, ROC, CF, RG, RV, or ROR shall have the meanings set forth in Exhibit A hereto.

        (d)    Payment of an Incentive Award.    At the time the opportunity to receive an Incentive Award is granted, the Committee shall prescribe a formula to determine the percentage of the Target Bonus award which will constitute the Bonus amount based upon the degree of attainment of the Performance Goals during the Measurement Period. If the minimum Performance Goals established by the Committee are not met, no award will be made to a Participant who is a Covered Employee (however, a negative account may in such case be recorded in the Participant's account in the Bonus Bank). To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions of the Incentive Awards have been satisfied, an Incentive Award shall be made in accordance with the prescribed formula based upon a percentage of the Participant's Target Bonus unless the Committee determines, in its sole discretion, to reduce the payment to be made. The Committee shall also determine, by prescribing a dollar amount or a formula, what portion of the Incentive Award shall be paid on a current basis to the Participant and what portion shall be credited to the Participant's account in the Bonus Bank.

        (e)    Maximum Payable.    The maximum amount of an Incentive Award made to a Covered Employee, comprising both the portion thereof paid currently in cash and the portion thereof credited to the Participant's bookkeeping account in the Bonus Bank, for any fiscal year of the Company shall be $5,000,000. The maximum amount which may be paid to a Covered Employee pursuant to the Plan during any fiscal year shall be such Covered Employee's Incentive Award for the preceding fiscal year plus any portion of his or her prior Incentive Awards credited to such person's Bonus Bank account but not previously paid.

X
DEFERRAL ELECTIONS

        The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Bonuses otherwise payable currently in cash hereunder. The Committee may also determine that all or a portion of a Bonus awarded hereunder will, or may at the option of the Participant, be paid in Stock, Stock Options, or Restricted Stock having such terms and conditions as the Committee may in its sole discretion determine.

XI
EFFECTIVE DATE

        This Plan shall become effective on the date of its adoption by the Board and shall supersede in its entirety the Management Incentive Compensation Plan which was in effect for 1998. The Plan shall be submitted to the shareholders of the Company for approval at the 1999 Annual Meeting of Shareholders.

XII
OTHER AWARDS

        Nothing in this Plan shall limit the power of the Company to award any annual or longer-term incentive compensation, whether payable in cash, Stock, Stock Options, or Restricted Stock of the Company, or otherwise, to any employee of the Company or any subsidiary thereof under any other arrangement, contract, or understanding, whether written or not, regardless of whether or not such employee is a Participant in this Plan.

XIII
BENEFICIARY DESIGNATION

        Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit, including without limitation the payment of any positive balance of a Participant's account with the Bonus Bank, under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

  (a)
  Participant's spouse (unless the parties were divorced or legally separated by court decree);

  (b)
  Participant's children (including children by adoption);

  (c)
  Participant's parents (including parents by adoption); or

  (d)
  Participant's executor or administrator.

        Payment of benefits under the Plan following a Participant's death shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one member, benefit payments shall be made in equal shares among members of that class.

EXHIBIT A
[To Annex B]

DEFINITIONS

Basic Earnings Per Share (BEPS)

        Income available to common stockholders of the Company excluding the cumulative effect on prior years of an accounting change net of income taxes and the after tax charges that may result from the acquisition of research and development associated with acquiring a business entity, a line of business, or a technology, divided by the weighted-average number of common shares of the Company outstanding during the applicable period. Shares issued during the applicable period and shares reacquired during the applicable period shall be weighted for the portion of the period that they were outstanding.

Business Operating Profit (BOP)

        Total Sales less Total Cost of Sales less Marketing expense less General and Administrative Expenses plus Other Income or minus Other Expense.

Capital

        The sum of all interest-bearing debt, including debt with imputed interest, and total equity.

Capital Charge Percentage

        Represents the risk adjusted cost of capital charge expressed as a percentage established for the Company and each business unit as determined by the Holt Associates, Inc. model.

Capital Utilized

        Total equity, plus Notes Payable, plus Current Portion of Long-Term Debt plus Long-Term Debt, plus Advances from Corporate (less if net Advances are to Corporate), less Investments in Consolidated Subsidiaries.

Cash Flow (CF)

        The sum of Net Income plus depreciation and amortization.

Cash Value Added (CVA)

        Gross Cash Flow minus the product of Gross Investment times Capital Charge Percentage, plus any amounts borrowed from CVA Bank, less any amounts repaid to the CVA Bank.

CVA Bank

        CVA Bank means, with respect to each approved project or approved acquisition, a bookkeeping record of an account used to defer negative CVA generation to later fiscal

B-i

periods. All deferred negative CVA amounts will incur an annual capital charge of the respective business unit. For purposes of this definition, an "approved acquisition" shall be any acquisition of the stock or assets of another entity which has been approved by the Company's Board of Directors, and an "approved project" shall be one which has been designated as eligible for CVA Bank treatment by the Committee during the first 90 days of the fiscal year in which such deferral account is established.

Consolidated Pre-Tax Income

        Net Income of the Company and its Consolidated Subsidiaries before taxes and before giving effect to extraordinary items.

Diluted Earnings Per Share (DEPS)

        DEPS is computed in the same manner as BEPS; however, the weighted-average number of common shares of the Company outstanding during the applicable period is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares resulting from stock options or other common stock equivalents had been issued.

Earnings Before Taxes (EBT)

        Net income plus provision for income tax.

Gross Cash Flow

        Annual BOP plus depreciation, amortization, rental expense, and research and development expense, less taxes paid, plus increases in or less decrease in non-operating accrued other expenses, plus net decrease in pension asset, less net increase in pension asset.

Gross Investment

        Average Capital Utilized plus accumulated depreciation, capitalization of research and development expense for the most recent five fiscal years and rental expense, less deferred tax assets, less pension assets, plus fixed asset inflation adjustment, plus non-operating accrued other expenses.

Net Debt to Sales (NDS)

        Average net debt (computed on a monthly basis) divided by sales. Net Debt is the total debt (comprising notes payable and long-term obligations) less cash and marketable securities.

Net Income

        Net Income (Loss) shall include income (loss) from continuing operations before provision for income taxes; provision for income taxes; income from discontinued operations net of applicable income taxes; and effect on income from extraordinary items net of applicable income taxes. Net Income shall not include the cumulative effect on prior years of an accounting change net of income taxes and the after tax charges that may

B-ii

result from the acquisition of research and development associated with acquiring a business entity, a line of business, or a technology.

Net Revenue (NR)

        Total net sales and service revenue after adjustments for all discounts, returns, and allowances.

Net Working Asset Performance to Sales (NWA)

        Average net working assets (computed on a monthly basis) divided by sales. Net working assets are net accounts receivable plus net inventory minus accounts payable.

Return on Assets (ROA)

        BOP divided by average assets (computed on a monthly basis).

Return on Capital (ROC)

        Income before interest and taxes divided by average annual capital (computed on a monthly basis).

Return on Capital Utilized (ROCU)

        BOP divided by average Capital Utilized (computed on a monthly basis).

Return on Equity (ROE)

        Net Income divided by beginning equity.

Return on Revenue (ROR)

        BOP divided by total Net Revenue expressed as a percent.

Return on Tangible Equity (ROTE)

        Net Income divided by beginning tangible equity.

Revenue (RV)

        Revenue as reported on the Company's annual financial statements.

Revenue Growth (RG)

        The increase in revenue for the current fiscal year, expressed as a percent, above a specified base line period.

B-iii

UNOVA, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2002

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Larry D. Brady and Daniel S. Bishop, and each of them, with full power of substitution, are hereby appointed proxies by the signatory of this Proxy to vote all shares of UNOVA, Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Shareholders of UNOVA, Inc. to be held on May 7, 2002, or at any adjournment thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, at the discretion of the named proxies, on all other matters that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2,  AND 3.

(continued, and to be dated and signed, on the reverse side)

YOUR VOTE IS IMPORTANT

/\ FOLD AND DETACH PROXY CARD HERE IF VOTING BY MAIL /\

A new service is now available for shareholders

Investor ServiceDirectSM

As a UNOVA shareholder, you are now able to view your shareholder account on a secured Internet web site.

By accessing Investor ServiceDirectSM at www.melloninvestor.com, you can view your account profile, stock detail, and historical UNOVA stock price information. You can also change your address and electronically view UNOVA's annual meeting materials

In addition, you can use this site to consent to future access of UNOVA's annual reports and proxy materials electronically via the Internet.

UNOVA also maintains shareholder information, including its annual report and proxy statement, on its web site at www.unova.com.

NO SEPARATE PROXY WILL BE PROVIDED FOR SHARES HELD BY THE UNOVA, INC. EMPLOYEE STOCK PURCHASE PLAN. THESE SHARES WILL BE VOTED BY THE PLAN FINANCIAL ADMINISTRATOR AS DIRECTED BY HOLDERS IN ACCORDANCE WITH THE INFORMATION CONCERNING VOTING ON THE REVERSE SIDE.

	Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND 3:

1.	Election of Directors:	FOR all nominees listed below (except as marked to the contrary):	☐	WITHHOLD AUTHORITY to vote for both nominees listed below:	☐
Nominees to serve for a three-year term that expires in 2005: (01) Stephen E. Frank and (02) Claire W. Gargalli.
To withhold authority to vote for either individual nominee, write that nominee's name in the space that follows:

2.	Approval of the UNOVA, Inc. 2001 Stock Incentive Plan:			3.	Approval of amendments to the UNOVA, Inc. Management Incentive Compensation Plan.			Mark this box if you plan to attend the Annual Meeting of Shareholders on Tuesday, May 7, 2002:	☐
	FOR ☐	ABSTAIN ☐	AGAINST ☐		FOR ☐	ABSTAIN ☐	AGAINST ☐

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.								By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a web page which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.	☐

Signature	Signature	Date

Note: Please sign your name as it appears hereon. Joint owners should both sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such.

/\ FOLD AND DETACH PROXY CARD HERE IF VOTING BY MAIL /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4:00 PM Eastern Time on the business day prior to the Annual Meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as of you marked, signed, and returned your proxy card.

Internet http://www.eproxy.com/una	OR	Telephone 1-800-435-6710	OR	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit and electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then given directions to follow.		Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

TABLE OF CONTENTS
INFORMATION ABOUT THE ANNUAL MEETING
ITEM ONE: ELECTION OF DIRECTORS
Nominees for Class I Directors with Terms to Expire in 2005
Class II Directors Continuing in Office Whose Terms Expire in 2003
Class III Directors Continuing in Office Whose Terms Expire in 2004
RECOMMENDATION
INFORMATION CONCERNING THE BOARD
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INFORMATION REGARDING EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION INFORMATION
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
CHANGE OF CONTROL EMPLOYMENT AGREEMENTS
RETIREMENT BENEFITS
Pension Plan Table
Pension Plan Table
INCENTIVE LOAN PROGRAM
REPORT OF THE COMPENSATION, GOVERNANCE, AND NOMINATING COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT ACCOUNTING FIRM INFORMATION
ITEM TWO: APPROVAL OF THE 2002 DIRECTOR STOCK OPTION AND FEE PLAN
RECOMMENDATION
ITEM THREE: APPROVAL OF CERTAIN AMENDMENTS TO THE MANAGEMENT INCENTIVE COMPENSATION PLAN
RECOMMENDATION
OTHER INFORMATION
FILING OF REPORTS UNDER SECTION 16(a) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
AVAILABLE INFORMATION
  ANNEX A
UNOVA, INC. 2002 DIRECTOR STOCK OPTION AND FEE PLAN
  ANNEX B
UNOVA, INC. MANAGEMENT INCENTIVE COMPENSATION PLAN
I PURPOSE
II DEFINITIONS
III ADMINISTRATION
IV ELIGIBILITY
V DETERMINATION OF BONUS; BONUS BANK
VI TERMINATION OF EMPLOYMENT
VII AMENDMENT AND TERMINATION
VIII MISCELLANEOUS
IX PROCEDURES FOR CERTAIN DESIGNATED PARTICIPANTS
X DEFERRAL ELECTIONS
XI EFFECTIVE DATE
XII OTHER AWARDS
XIII BENEFICIARY DESIGNATION
  EXHIBIT A [To Annex B]
DEFINITIONS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2002